Filed pursuant to Rule 424(b)(5)
SEC File Nos. 333-188106
and 333-188106-01

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
8.125% Senior Notes due 2019	400,000,000	100.000%	$400,000,000	$51,520

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3ASR (File No. 333-188106) filed by the Company and the Corporation on April 24, 2013.

Prospectus supplement

(To Prospectus dated August 26, 2013)

J. C. Penney Corporation, Inc.

Co-Obligation of J. C. Penney Company, Inc.

$400,000,000

8.125% Senior Notes due 2019

Interest payable April 1 and October 1

Issue Price: 100.000%

We are offering $400 million aggregate principal amount of our 8.125% Senior Notes due 2019. The notes will mature on October 1, 2019. Interest will accrue from September 15, 2014, and the first interest payment date will be April 1, 2015.

We may redeem the notes in whole or in part at any time or from time to time at the “make-whole” redemption price described under “Description of notes—Optional redemption.”

If a change of control triggering event as described under the heading “Description of notes—Offer to repurchase upon a Change of Control Triggering Event” occurs, we may be required to offer to repurchase the notes from the holders.

The notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including our existing notes, and will be effectively subordinated to our secured indebtedness, including borrowings under our senior secured credit facilities. None of our existing or future subsidiaries will guarantee our obligations under the notes, and the notes will be structurally subordinated to all existing and future liabilities of our existing or future subsidiaries.

We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risk. Before buying any notes, you should consider the risks that we have described in “Risk factors” beginning on page S-14 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to us(1)

Per note	100.000%	1.75%	98.25%
Total	$400,000,000	$7,000,000	$393,000,000

(1)	Plus accrued interest, if any, from September 15, 2014.

The notes will be ready for delivery in book-entry form on or about September 15, 2014, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York.

Joint Book-Running Managers

J.P. Morgan	Barclays	Goldman, Sachs & Co.

Co-Managers

BofA Merrill Lynch	Wells Fargo Securities

Guggenheim Securities	HSBC	RBS	Regions Securities LLC

The date of this prospectus supplement is September 10, 2014.

Prospectus supplement

Important information about this prospectus supplement	S-i

Cautionary statement regarding forward-looking statements	S-ii

Summary	S-1

Ratio of earnings to fixed charges	S-7

Summary consolidated financial information	S-8

Risk factors	S-14

Use of proceeds	S-29

Prospectus

Important information about this prospectus supplement

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus with respect to this offering, before deciding to invest in the notes. If the description of the offering varies between this prospectus supplement or any such free writing prospectus and the accompanying prospectus, you should rely on the information in this prospectus supplement or such free writing prospectus, as applicable.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Before purchasing any

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notes, you should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission (the “SEC”), together with the additional information described under the heading “Incorporation by reference” in this prospectus supplement and the accompanying prospectus. This document may only be used where it is legal to sell the notes. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or any free writing prospectus with respect to this offering is accurate as of any date other than the respective dates of the prospectus supplement or the accompanying prospectus or such free writing prospectus.

Cautionary statement regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering, and the documents incorporated herein or therein by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect our current view of future events and financial performance. Words such as “expect” and similar expressions identify forward-looking statements, which may include, but are not limited to, statements regarding sales trends, gross margin, liquidity and cost savings, and this offering and the estimated amount and use of proceeds of this offering. Forward-looking statements are based only on our current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of our control, that may cause our actual results to be materially different from planned or expected results.

Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement our turnaround strategy, customer acceptance of our new strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, legal and regulatory proceedings, and our ability to access the debt or equity markets on favorable terms or at all.

There can be no assurances that we will achieve expected results, and actual results may be materially less than expectations. While we believe that our assumptions are reasonable, we caution that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. Additional information regarding these and other factors may be contained in “Risk factors” in this prospectus supplement and in our filings with the SEC, including on Forms 10-K and 10-Q incorporated by reference herein. The list of factors identified above and in the aforementioned reports is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. Investors should take such risks into account and should not rely on forward-looking statements in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering or any of the documents incorporated by reference when making investment decisions. Any forward-looking statement made by us in

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this prospectus supplement, the accompanying prospectus any free writing prospectus with respect to this offering and the documents incorporated herein or therein by reference, speak only as of the date of this prospectus supplement or, where applicable, the accompanying prospectus, such free writing prospectus or such document incorporated by reference, and we do not undertake to update or revise these forward-looking statements as of any future date.

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Summary

This summary highlights information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. Because this is a summary, it is not complete and does not contain all of the information that you should consider before investing in the notes. Before deciding to invest in the notes, you should carefully read this prospectus supplement and the accompanying prospectus, including the SEC filings that we have incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and notes thereto and the “Risk factors” section in this prospectus supplement beginning on page S-14.

References in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our” or the “Company” refer to J. C. Penney Company, Inc. and its consolidated subsidiaries collectively (including J. C. Penney Corporation, Inc.), except as stated otherwise. References in this prospectus supplement and the accompanying prospectus to “JCP” refer to J. C. Penney Corporation, Inc., the issuer of the notes, but not to any of its subsidiaries and not to J. C. Penney Company, Inc., and references in this prospectus supplement to the “Co-Obligor” refer to J. C. Penney Company, Inc., a co-obligor of the notes, but not to any of its subsidiaries.

Our company

Since our founding by James Cash Penney in 1902, we have grown to be a major retailer, operating 1,062 department stores in 49 states and Puerto Rico, as of August 2, 2014. Our business consists of selling merchandise and services to consumers through our department stores and through our Internet website at www.jcpenney.com. Department stores and Internet generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores and via the Internet. We sell family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney and home furnishings. In addition, our department stores provide our customers with services such as styling salon, optical, portrait photography and custom decorating.

Fiscal 2013 was a transitional year in which we worked to stabilize our business and to rebuild the Company, working to create strategies for reconnecting with our core customer. Our prior strategy focused on everyday low prices, substantially eliminated promotional activities, emphasized brands in a shops presentation and introduced new merchandise brands. These merchandising and pricing strategies did not resonate with our customers. As a result, during 2013 we began editing our merchandise assortments and undertaking several merchandise initiatives to make assortments more compelling to customers, including reintroducing some of our private brands. We also began shifting the majority of our business back to a promotional model in early 2013.

The business of marketing merchandise and services is highly competitive. We are one of the largest department store and e-commerce retailers in the United States, and we have numerous competitors, as further described under “Risk factors” in this prospectus supplement.

Many factors enter into the competition for the consumer’s patronage, including price, quality, style, service, product mix, convenience, loyalty programs and credit availability. Our annual earnings depend to a great extent on the results of operations for the last quarter of the fiscal year, which includes the holiday season, when a significant portion of our sales and profits are recorded.

We have a diversified supplier base, both domestic and foreign, and are not dependent to any significant degree on any single supplier. We purchase our merchandise from approximately 2,700 domestic and foreign suppliers, many of which have done business with us for many years. In addition to our Plano, Texas home office, we, through our international purchasing subsidiary, maintained buying and quality assurance offices in 11 foreign countries as of August 2, 2014.

Recent developments

Tender offers for existing securities due 2015, 2016 and 2017

On September 9, 2014, we commenced cash tender offers to purchase up to $300 million aggregate principal amount (the “Maximum Tender Amount”) of the following series of our existing notes (up to the amount per series specified below), in order of priority from the highest priority to the lowest priority, subject to proration: up to all of our 6.875% Medium-Term Notes due 2015 (the “2015 Notes”), up to all of our 7.65% Debentures due 2016 (the “2016 Debentures”) and up to $100 million (the “2017 Tender Cap”) of our 7.95% Debentures due 2017 (the “2017 Debentures” and, together with the 2015 Notes and the 2016 Debentures, the “Tender Securities”). We will accept for purchase the Tender Securities, on the terms and subject to the conditions of the tender offers, in accordance with their respective priority levels, subject to the Maximum Tender Amount and the 2017 Tender Cap. Subject to applicable law, we reserve the right to increase or decrease the Maximum Tender Amount and/or increase the 2017 Tender Cap in our sole discretion and would not expect to extend withdrawal rights at such time. We intend to use the net proceeds from this offering, as further described under “Use of proceeds,” to pay the tender consideration and to pay related transaction fees and expenses. Completion of the tender offers is conditioned upon, among other things, our having received the proceeds of this offering, which is our proposed financing for the tender offers. Holders of the Tender Securities are not obligated to tender their Tender Securities to us pursuant to the tender offers. Accordingly, we cannot assure you that any of the Tender Securities will be purchased in the tender offers. If any or all of the Tender Securities are not purchased in the tender offers, we may use the net proceeds from this offering, as further described under “Use of proceeds,” to further purchase or otherwise retire a portion of our existing notes. This offering is not conditioned on completion of, or any minimum amount of Tender Securities being tendered in, the tender offers. This prospectus supplement shall not constitute an offer to purchase any of the Tender Securities.

Recent results

On August 14, 2014, we reported our second quarter results, which reflected the continued success of our turnaround initiatives. We reported a same store sales increase of 6%, the third consecutive quarter of growth, a 640 basis point improvement in gross margin and a $342 million improvement in EBITDA to $90 million, as well as a 71% increase in net income, in each case compared to the same quarter in the prior year. We also generated free cash flow of $76 million for the second quarter. See “—Summary consolidated financial information.”

Our turnaround initiatives continue to produce improved financial results. In the second quarter, we gained additional market share while significantly increasing gross margin in a highly competitive promotional environment. We ended the back to school season largely where we expected to be. As we approach the completion of our turnaround, we are focused on reestablishing JCPenney as the premier shopping destination for the moderate consumer.

Our corporate history and information

The Co-Obligor is a holding company whose principal operating subsidiary is JCP. JCP was incorporated in Delaware in 1924, and the Co-Obligor was incorporated in Delaware in 2002, when the holding company structure was implemented. In connection with implementing the holding company structure, the holding company assumed the name J. C. Penney Company, Inc. The Co-Obligor has no independent assets or operations, and no direct subsidiaries other than JCP. All material operations of the Company are conducted directly by JCP.

Our principal offices are located at 6501 Legacy Drive, Plano, Texas 75024. Our telephone number is (972) 431-1000. We maintain a web site on the Internet at www.jcpenney.com. Our website, and the information contained on it or that can be accessed through it (other than the specified SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus), are not part of this prospectus supplement or the accompanying prospectus.

The offering

The following summary of the offering contains basic information about the offering and the principal terms of the notes and is not intended to be complete. It does not contain all the information that may be important to you. Certain of the terms described below are subject to important limitations and exceptions. The “Description of notes” section of this prospectus supplement and the “Description of debt securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes. As used in this section, with respect to the terms of the notes on the cover and under “Risk factors,” under “Description of notes” and under “Description of debt securities,” “we,” “us” and “our” refer to the Co-Obligor and JCP, together.

Issuer	J. C. Penney Corporation, Inc.

Co-Obligor	J. C. Penney Company, Inc.

Securities offered	$400 million aggregate principal amount of 8.125% Senior Notes due 2019.

Interest rate	8.125% per year.

Interest payment dates	April 1 and October 1 of each year, beginning April 1, 2015.

Maturity	October 1, 2019.

Ranking	The notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including our existing notes. However, none of our existing subsidiaries or any of our future subsidiaries will guarantee the notes, and the notes will be structurally subordinated to any indebtedness of JCP’s existing subsidiaries and any of our future subsidiaries. The notes also will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including outstanding borrowings under our senior secured credit facilities, except to the extent the notes are required to be equally and ratably secured with the liens securing such indebtedness in the limited circumstances described under “Description of notes—Certain covenants—Limitation on liens.”

As of August 2, 2014, after giving effect to this offering and our intended use of the net proceeds of this offering (based on the assumptions set forth under “Capitalization”), we would have had an aggregate of $2,723 million of unsecured and unsubordinated indebtedness outstanding (consisting of the notes offered in this offering and our existing notes), and an aggregate of $2,802 million of secured indebtedness outstanding (consisting of borrowings under our secured credit facilities and our capital leases and note payable), and approximately $1,050 million was available for additional borrowings under our revolving credit facility, subject to customary borrowing conditions including borrowing base availability. With the exception of intercompany indebtedness and trade payables, as of August 2, 2014, JCP’s subsidiaries had no indebtedness outstanding.

Change of control triggering event offer to repurchase	If a change of control, as defined herein, occurs and in connection therewith the notes are downgraded, as described under “Description of notes—Offer to repurchase upon a Change of Control Triggering Event,” by each of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings, we must offer to repurchase all of the notes at a price equal to 101% of the principal amount plus any accrued and unpaid interest to, but not including, the repurchase date.

Optional redemption of notes	At any time, and from time to time, prior to the maturity date of the notes, we may redeem the notes in whole or in part, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but not including, the date of redemption. For more detailed information on the calculation of the redemption price, see “Description of notes—Optional redemption.”

Certain covenants	We will issue the notes under an indenture that, among other things, will limit JCP’s ability to consolidate, merge or sell all or substantially all of its properties or assets, to create liens and to engage in certain sale and lease-back transactions. These limitations will be subject to a number of important qualifications and exceptions. See “Description of notes—Certain covenants.”

Further issuances	The indenture will not limit the amount of other indebtedness that we may incur. We may, from time to time, without the consent of the holders of the notes, create and issue under the indenture additional debt securities in an unlimited aggregate principal amount, including additional notes of the same series as, and with terms substantially identical to, those of the notes offered hereby (except the issue date, the public offering price and, if applicable, the initial interest accrual date and the initial interest payment date). Any additional debt securities issued may rank equally in right of payment with the notes offered in this offering, and any additional debt securities of the same series as the notes being offered in this offering would be consolidated, and form a single series, with the notes being offered in this offering.

Use of Proceeds	The net proceeds of this offering are estimated to be approximately $392,000,000, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to pay the tender consideration and related transaction fees and expenses for our cash tender offers as described under “—Recent developments—Tender offers for existing securities due 2015, 2016 and 2017.” We intend to use any remaining net proceeds for general corporate purposes, which may include further purchasing or otherwise retiring a portion of our existing notes. See “Use of proceeds.”

Form and Denomination	The notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be evidenced by one or more global securities deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. as DTC’s nominee.

No listing	The notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Governing law	The notes and the indenture under which they will be issued will be governed by the laws of the State of New York.

Trustee	Wilmington Trust, National Association.

Risk factors	Investing in the notes involves risks. See “Risk factors” beginning on page S-14 for a description of certain risks that you should consider before investing in the notes.

Ratio of earnings to fixed charges

No shares of our preferred stock were outstanding during the years ended February 1, 2014, February 2, 2013, January 28, 2012, January 29, 2011, January 30, 2010 or during the six months ended August 2, 2014. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods listed above. The table below reflects our ratio of earnings to fixed charges for the periods set forth below.

	For the six months ended August 2, 2014	For the fiscal year ended
		2/1/2014	2/2/2013	1/28/2012	1/29/2011	1/30/2010
Ratio of earnings to fixed charges(a)	—	—	—	—	2.6	2.1

Deficiency of earnings to cover fixed charges (in millions)	$520	$1,886	$1,536	$229	—	—

(a)	For purposes of computing our consolidated ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and an estimate of the interest within rental expense, which is calculated under the assumption that one-third of rent expense is representative of interest costs.

Summary consolidated financial information

The following table sets forth our summary consolidated financial information as of and for the fiscal years ended February 1, 2014, February 2, 2013 and January 28, 2012, and as of and for the six months ended August 2, 2014 and August 3, 2013. The information as of and for the fiscal years ended February 1, 2014, February 2, 2013 and January 28, 2012 was derived from our audited annual consolidated financial statements. The information as of and for the six months ended August 2, 2014 and August 3, 2013 was derived from our unaudited interim consolidated financial statements that include all normal and recurring adjustments necessary to present fairly the information for the periods and at the dates presented. The results of operations for the six months ended August 2, 2014 and August 3, 2013 are not necessarily indicative of the results to be expected for our full fiscal year. You should read the following summary consolidated financial information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, in our Annual Report on Form 10-K for the year ended February 1, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended August 2, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where you can find more information” and “Incorporation by reference.”

	For the six months ended		For the fiscal year ended
($ In millions)	August 2, 2014	August 3, 2013	February 1, 2014		February 2, 2013		January 28, 2012

Results:
Total net sales	$5,600	$5,298	$11,859		$12,985		$17,260

Sales percent increase/(decrease)
Total net sales	5.7%	(14.2)%	(8.7	)%(1)	(24.8	)%(1)	(2.8)%
Comparable store sales(2)	6.6%	(14.3)%	(7.4)%		(25.2)%		0.2%
Operating income /(loss)	(317)	(881)	(1,420)		(1,310)		(2)
As a percent of sales	(5.7)%	(16.6)%	(12.0)%		(10.1)%		0.0%
Adjusted income/(loss) (non-GAAP)(3)	(363)	(774)	(1,237)		(939)		536
As a percent of sales (non-GAAP)(3)	(6.5)%	(14.6)%	(10.4)%		(7.2)%		3.1%
Income/(loss) from continuing operations	(524)	(934)	(1,388)		(985)		(152)
Adjusted income/(loss) (non-GAAP) from continuing operations(3)	(581)	(766)	(1,431)		(766)		207

Financial position and cash flow
Total assets	$11,112	$11,654	$11,801		$9,781		$11,424
Cash and cash equivalents	1,036	1,535	1,515		930		1,507
Total debt, including capital leases and note payable	5,425	5,821	5,601		2,982		3,102
Free cash flow (non-GAAP)(3)	(273)	(2,094)	(2,746)		(906)		23

(1)	Includes the effect of the 53rd week in 2012. Excluding sales of $163 million for the 53rd week in 2012, total net sales decreased 7.5% and 25.7% in 2013 and 2012, respectively.

(2)	Comparable store sales are presented on a 52-week basis and include sales from new and relocated stores that have been opened for 12 consecutive full fiscal months and Internet sales. Stores closed for an extended period are not included in comparable store sales calculations, while stores remodeled and minor expansions not requiring store closures remain in the calculations. Our definition and calculation of comparable store sales may differ from other companies in the retail industry.

(3)	See “Non-GAAP financial measures” beginning on the following page for additional information and reconciliation to the most directly comparable GAAP financial measure.

	For the six months ended		For the fiscal year ended
($ in millions)	August 2, 2014	August 3, 2013	February 1, 2014	February 2, 2013		January 28, 2012

Number of department stores:
Beginning of year	1,094	1,104	1,104	1,102		1,106
Openings	—	—	—	9	(1)	3
Closing	(32)	(9)	(10)	(7	)(1)	(7)

End of period/year	1,062	1,095	1,094	1,104		1,102

Gross selling space (square feet in millions)	108	111	110.6	111.6		111.2
Sales per gross square foot(2)	$51	$48	$107	$116		$154
Sales per net selling square foot(2)	$71	$66	$147	$161		$212
Number of the Foundry Big and Tall Supply Co. stores(3)	8	10	10	10		10

(1)	Includes three relocations.

(2)	Calculation includes the sales and square footage of JCPenney department stores that were open for the full fiscal year or period presented and sales for jcpenney.com.

(3)	All stores opened during 2011. Gross selling space was 41 thousand square feet as of August 2, 2014 and 51 thousand square feet as of August 3, 2013. Gross selling space was 51 thousand square feet as of the end of 2013, 2012 and 2011.

Non-GAAP financial measures

We report our financial information in accordance with generally accepted accounting principles in the United States (“GAAP”). However, we present certain financial measures and ratios identified as non-GAAP under the rules of the SEC to assess our results. We believe the presentation of these non-GAAP financial measures and ratios is useful in order to better understand our financial performance as well as to facilitate the comparison of our results to the results of our peer companies. In addition, management uses these non-GAAP financial measures and ratios to assess the results of our operations. It is important to view non-GAAP financial measures in addition to, rather than as a substitute for, those measures and ratios prepared in accordance with GAAP. We have provided reconciliations of the most directly comparable GAAP measures to our non-GAAP financial measures presented.

Adjusted operating income/(loss) and adjusted income/(loss) from continuing operations

The following non-GAAP financial measures are adjusted to exclude, as applicable, the impact of markdowns related to the alignment of inventory with our prior strategy, restructuring and management transition charges, the impact of our primary pension plan expense, the loss on extinguishment of debt, the net gain on the sale or redemption of non-operating assets, the tax benefit from income related to actuarial gains included in other comprehensive income and the proportional share of net income from the Home Office Land Joint Venture. Unlike other operating expenses, these items are not directly related to our ongoing core business operations. primary pension plan expense/(income) is determined using numerous complex assumptions about changes in pension assets and liabilities that are subject to factors beyond our control, such as market volatility. Accordingly, we eliminate our primary pension plan expense/(income) in its entirety as we view all components of net periodic benefit expense/(income) as a single, net amount, consistent with its presentation in our consolidated financial statements. We believe it is useful for investors to understand the impact on our financial results of markdowns related to the alignment of inventory with our prior strategy, restructuring and management transition charges, the impact of our primary pension plan expense/(income), the loss on extinguishment of debt, the net gain on the sale or redemption of non-operating assets, the tax benefit from income related to actuarial gains included in other comprehensive income and the proportional share of net income from the Home Office Land Joint Venture on our financial results and therefore are presenting the following non-GAAP financial measures: (1) adjusted operating income/(loss); and (2) adjusted income/(loss) from continuing operations.

Adjusted operating income/(loss).    The following table reconciles operating income/(loss), the most directly comparable GAAP financial measure, to adjusted operating income/(loss), a non-GAAP financial measure:

	For the six months ended		For the fiscal year ended
($ in millions)	August 2, 2014	August 3, 2013	February 1, 2014	February 2, 2013	January 28, 2012
Operating income/(loss) (GAAP)	$(317)	$(881)	$(1,420)	$(1,310)	$(2)
As a percent of sales	(5.7)%	(16.6)%	(12.0)%	(10.1)%	(0.0)%
Add: markdowns—inventory strategy alignment	—	—	—	155	—
Add: restructuring and management transition charges	27	119	215	298	451
Add/(deduct): primary pension plan expense/(income)	(9)	50	100	315	87
Less: Net gain on sale or redemption of non-operating assets	(21)	(62)	(132)	(397)	—
Less: Proportional share of net income from joint venture	(43)	—	—	—	—

Adjusted operating income/(loss) (non-GAAP)	$(363)	$(774)	$(1,237)	$(939)	$(536)

As a percent of sales	(6.5)%	(14.6)%	(10.4)%	(7.2)%	3.1%

Adjusted income/(loss) from continuing operations.    The following table reconciles income/(loss) from continuing operations, the most directly comparable GAAP financial measure, to adjusted income/(loss) from continuing operations, a non-GAAP financial measure:

	For the six months ended				For the fiscal year ended
($ in millions, except per share data)	August 2, 2014		August 3, 2013		February 1, 2014		February 2, 2013		January 28, 2012
Income/(loss) (GAAP) from continuing operations	$(524)		$(934)		$(1,388)		$(985)		$(152)
Add: markdowns—inventory strategy alignment, net of tax of $-, $-, $-, $60 and $-	—		—		—		95	(1)	—
Add: restructuring and management transition charges, net of tax of $-, $28, $28, $116 and $145	27	(6)	91	(11)	187	(2)	182	(1)	306	(3)
Add/(deduct): primary pension plan expense/(income), net of tax of $-, $10, $10, $122 and $34	(9	)(9)	40	(12)	90	(4)(5)	193	(1)	53	(1)
Add: Loss on extinguishment of debt, net of tax of $-, $-, $-, $- and $-	—		114	(6)	114	(6)	—		—
Less: Net gain on sale or redemption of non-operating assets, net of tax of $-, $1, $1, $146 and $-	(21)		(61)		(131	)(7)	(251	)(3)	—
Less: Net gain from joint venture, net tax of $-, $-, $-, $- and $-	(43	)(6)	—		—		—		—
Less: Tax benefit resulting from other comprehensive income allocation	(11	)(10)	(16	)(10)	(303	)(8)	—		—

Adjusted income/(loss) (non-GAAP) from continuing operations	$(581)		$(766)		$(1,431)		$(766)		$207

(1)	Tax effect was calculated using our statutory rate of 38.82%.

(2)	Tax effect for the three months ended May 4, 2013 was calculated using our statutory rate of 38.82%. The last nine months of 2013 reflect no tax effect due to the impact of our tax valuation allowance.

(3)	Tax effect was calculated using the effective tax rate for the transactions.

(4)	Tax benefit for the last nine months of 2013 is included in the line item Tax benefit resulting from other comprehensive income allocation. See footnote (8) below.

(5)	Tax effect for the three months ended May 4, 2013 was calculated using our statutory rate of 38.82%.

(6)	Reflects no tax effect due to the impact of our tax valuation allowance.

(7)	Tax effect represents state taxes payable in separately filing states related to the sale of the non-operating assets.

(8)	Represents the tax benefit for the last nine months of 2013 related to our income tax benefit from income resulting from actuarial gains included in other comprehensive income. This tax benefit was offset by tax expense recorded for such gains in other comprehensive income.

(9)	The tax effect was included in the line item Tax benefit resulting from other comprehensive income allocation. See footnote 10 below.

(10)	Tax benefit that resulted from our other comprehensive income allocation between our operating loss and the amortization of net actuarial losses and prior service credits from Accumulated other comprehensive income.

(11)	Tax effect for the three months ended May 4, 2013 was calculated using our statutory rate of 38.82%. The three months ended August 3, 2013 reflects no tax due to the impact of our tax valuation allowance.

(12)	Tax effect for the three months ended May 4, 2013 was calculated using our statutory rate of 38.82%. Tax benefit for the three months ended August 3, 2013 is included in the line item Tax benefit resulting from other comprehensive income allocation.

Free cash flow

Free cash flow is a key financial measure of our ability to generate additional cash from operating our business and in evaluating our financial performance. We define free cash flow as cash flow from operating activities, less capital expenditures and dividends paid, plus the proceeds from the sale of operating assets. Free cash flow is a relevant indicator of our ability to repay maturing debt, revise our dividend policy or fund other uses of capital that we believe will enhance stockholder value. Free cash flow is considered a non-GAAP financial measure under the rules of the SEC. Free cash flow is limited and does not represent remaining cash flow available for discretionary expenditures due to the fact that the measure does not deduct payments required for debt maturities, pay-down of pension debt, and other obligations or payments made for business acquisitions. Therefore, it is important to view free cash flow in addition to, rather than as a substitute for, our entire statement of cash flows and those measures prepared in accordance with GAAP.

The following table reconciles net cash provided by/(used in) operating activities, the most directly comparable GAAP measure, to free cash flow, a non-GAAP financial measure.

	For the three months ended	For the six months ended		For the fiscal year ended
($ in millions)	August 2, 2014	August 2, 2014	August 3, 2013	February 1, 2014	February 2, 2013	January 28, 2012
Net cash provided by/(used in) operating activities (GAAP)	$137	$(134)	$(1,460)	$(1,814)	$(10)	$820

Less:
Capital expenditures	(61)	(141)	(653)	(951)	(810)	(634)
Dividends paid, common stock	—	—	—	—	(86)	(178)

Plus:
Proceeds from sale of operating assets	—	2	19	19	—	15

Free cash flow (non-GAAP)	$76	$(273)	$(2,094)	$(2,746)	$(906)	23

EBITDA

We believe that earnings before net interest expense, income tax (benefit)/expense and depreciation and amortization (“EBITDA”) is a useful measure in assessing our operating performance and are therefore presenting this non-GAAP financial measure in addition to the non-GAAP financial measures listed above.

The following table reconciles net income/(loss), the most directly comparable GAAP measure, to EBITDA, a non-GAAP financial measure:

	For the three months ended
($ in millions)	August 2, 2014	August 3, 2013
Net income/(loss)	$(172)	$(586)
Add: Net interest expense	106	95
Add: Loss on extinguishment of debt	—	114

Total net interest	106	209
Add: Income tax expense/(benefit)	(4)	(18)
Add: Depreciation and amortization	160	143

EBITDA (non-GAAP)	$90	$(252)

Risk factors

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks set forth below as well as those described in our filings under the Exchange Act, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones facing us, and there may be additional matters that we are unaware of or that we currently consider immaterial. Any of these risks and uncertainties could adversely affect our business, financial condition, results of operations, liquidity or prospects and, thus, the value of an investment in the notes.

Risks related to our business

Our ability to return to profitable growth is subject to both the risks affecting our business generally and the inherent difficulties associated with shifting our strategic plan.

During fiscal 2014, we entered the “go-forward” phase of our turnaround as we position the Company for long-term growth. However, it may take longer than expected to recover from our previous negative sales trends and operating results, and actual results may be materially less than planned. Our ability to improve our operating results depends upon a significant number of factors, some of which are beyond our control, including:

•	customer response to our marketing and merchandise strategies;

•	our ability to achieve profitable sales and to make adjustments in response to changing conditions;

•	our ability to respond to competitive pressures in our industry;

•	our ability to effectively manage inventory;

•	the success of our omnichannel strategy;

•	our ability to benefit from capital improvements made to our store environment;

•

our ability to respond to any unanticipated changes in expected cash flows, liquidity and cash needs, including our ability to obtain any additional financing or other liquidity enhancing transactions, if and when needed;

•	our ability to achieve positive cash flow;

•	our ability to access adequate and uninterrupted supply of merchandise from suppliers at expected levels and on acceptable terms; and

•	general economic conditions.

There is no assurance that our pricing, branding, store layout, marketing and merchandising strategies, or any future adjustments to our strategies, will improve our operating results.

We operate in a highly competitive industry, which could adversely impact our sales and profitability.

The retail industry is highly competitive, with few barriers to entry. We compete with many other local, regional and national retailers for customers, employees, locations, merchandise, services and other important aspects of our business. Those competitors include other department stores, discounters, home furnishing stores, specialty retailers, wholesale clubs, direct-to-consumer businesses, including those on the Internet, and other forms of retail commerce. Some competitors are larger than we are, and/or have greater financial resources available to them, and, as a result, may be able to devote greater resources to sourcing, promoting, selling their products and updating their store environment. Competition is characterized by many factors, including merchandise assortment, advertising, price, quality, service, location, reputation, credit availability and customer loyalty. We have experienced, and anticipate that we will continue to experience for at least the foreseeable future, significant competition from our competitors. The performance of competitors as well as changes in their pricing and promotional policies, marketing activities, customer loyalty programs, new store openings, store renovations, launches of Internet websites, brand launches and other merchandise and operational strategies could cause us to have lower sales, lower gross margin and/or higher operating expenses such as marketing costs and other selling, general and administrative expenses, which in turn could have an adverse impact on our profitability.

Our sales and operating results depend on our ability to develop merchandise offerings that resonate with our existing customers and help to attract new customers.

Our sales and operating results depend in part on our ability to predict and respond to changes in fashion trends and customer preferences in a timely manner by consistently offering stylish, quality merchandise assortments at competitive prices. We continuously assess emerging styles and trends and focus on developing a merchandise assortment to meet customer preferences. The merchandise assortment under our prior strategy did not resonate with customers so we are re-establishing brands that our customers want. There is no assurance that these efforts will be successful or that we will be able to satisfy constantly changing customer demands. To the extent our predictions regarding our merchandise differ from our customers’ preferences, we may be faced with reduced sales and excess inventories for some products and/or missed opportunities for others. Any sustained failure to identify and respond to emerging trends in lifestyle and customer preferences and buying trends could have an adverse impact on our business. In addition, merchandise misjudgments may adversely impact the perception or reputation of the Company, which could result in declines in customer loyalty and vendor relationship issues, and ultimately have a material adverse effect on our business, financial condition and results of operations.

Our results may be negatively impacted if customers do not maintain their favorable perception of the Company and our private brand merchandise.

Maintaining and continually enhancing the value of the Company and our private brand merchandise is important to the success of our business. The value of our private brands is based in large part on the degree to which customers perceive and react to them. The value of our private brands could diminish significantly due to a number of factors, including customer perception that we have acted in an irresponsible manner in sourcing our private brand merchandise, adverse publicity about our private brand merchandise, our failure to maintain the quality of our private brand products, or the failure of our private brand merchandise to deliver consistently good value to the customer. The growing use of social and digital media by customers, us, and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our private brands, or any of the merchandise on social or digital media could seriously damage our reputation. If we do not maintain the favorable perception of the Company and our private brand merchandise, our business results could be negatively impacted.

Our ability to increase sales and store productivity is largely dependent upon our ability to increase customer traffic and conversion.

Customer traffic depends upon our ability to successfully market compelling merchandise assortments as well as present an appealing shopping environment and experience to customers. Our strategies focus on increasing customer traffic and improving conversion in our stores and online; however, there can be no assurance that our efforts will be successful or will result in increased sales. A substantial majority of our stores are located in malls, which have been experiencing a decline in traffic. There is no assurance that this trend will reverse or that increases in off-mall and/or Internet traffic will offset the decline. We may need to respond to any declines in customer traffic or conversion rates by increasing markdowns or promotions to attract customers to our stores, which could adversely impact our gross margins, operating results and cash flows from operating activities.

If we are unable to manage our inventory effectively, our gross margins could be adversely affected.

Our profitability depends upon our ability to manage appropriate inventory levels and respond quickly to shifts in consumer demand patterns. We must properly execute our inventory management strategies by appropriately allocating merchandise among our stores and online, timely and efficiently distributing inventory to stores, maintaining an appropriate mix and level of inventory in stores, adjusting our merchandise mix between our private and exclusive brands and national brands, appropriately changing the allocation of floor space of stores among product categories to respond to customer demand and effectively managing pricing and markdowns. If we overestimate customer demand for our merchandise, we will likely need to record inventory markdowns and move the excess inventory to be sold at clearance prices which would negatively impact our gross margins and operating results. If we underestimate customer demand for our merchandise, we may experience inventory shortages which may result in missed sales opportunities and have a negative impact on customer loyalty.

We must protect against security breaches or other unauthorized disclosures of confidential data about our customers as well as about our employees and other third parties.

As part of our normal operations, we and third-party service providers with whom we contract receive and maintain information about our customers (including credit/debit card information), our employees and other third parties. Confidential data must at all times be protected against security breaches or other unauthorized disclosure. We have, and require our third-party service providers to have, administrative, physical, and technical safeguards and procedures in place to protect the security, confidentiality and integrity of such information and to protect such information against unauthorized access, disclosure or acquisition. Despite our safeguards and security processes and procedures, we cannot be assured that all of our systems and processes, or those of our third-party service providers, are free from vulnerability to security breaches or inadvertent data disclosure or acquisition by third parties or us. Any failure to protect confidential data about our customers or our employees or other third parties could materially damage our brand and reputation as well as result in significant expenses and disruptions to our operations, and loss of customer confidence, any of which could have a material adverse impact on our business and results of operations.

The failure to retain, attract and motivate our employees, including employees in key positions, could have an adverse impact on our results of operations.

Our results depend on the contributions of our employees, including our senior management team and other key employees. This depends to a great extent on our ability to retain, attract and motivate talented employees throughout the organization, many of whom, particularly in the stores, are in entry level or part-time positions with historically high rates of turnover. As a result of restructuring activities taken during the past few years, we now operate with significantly fewer individuals who have assumed additional duties and responsibilities, which could have an adverse impact on our operating performance and efficiency. Because of our lower than expected operating results in prior years, salary increases, bonuses and incentive compensation opportunities have been limited. Any prolonged inability to provide meaningful salary increases or incentive compensation opportunities, or media reports regarding our financial condition, could have an adverse impact on our ability to attract, retain and motivate our employees. If we are unable to retain, attract and motivate talented employees with the appropriate skill sets, we may not achieve our objectives and our results of operations could be adversely impacted. Our ability to meet our changing labor needs while controlling our costs is also subject to external factors such as unemployment levels, competing wages and potential union organizing efforts. In addition, the loss of one or more of our key personnel or the inability to effectively identify a suitable successor to a key role in our senior management could have a material adverse effect on our business.

Disruptions in our Internet website, or our inability to successfully execute our online strategy, could have an adverse impact on our sales and results of operations.

We sell merchandise over the Internet through our website. Our Internet operations are subject to numerous risks, including rapid technological change and the implementation of new systems and platforms; liability for online and mobile content; violations of state or federal laws, including those relating to online and mobile privacy and intellectual property rights; credit card fraud; problems associated with the operation and security of our website and related support systems; computer viruses; telecommunications failures; electronic break-ins and similar disruptions; and the allocation of inventory between our website and department stores. The failure of our website to perform as expected could result in disruptions and costs to our operations and make it more difficult for customers to purchase merchandise online. In addition, our inability to successfully develop and maintain the necessary technological interfaces for our customers to purchase merchandise through our website, including user friendly software applications for smart phones and tablets, could result in the loss in Internet sales and have an adverse impact on our results of operations.

Our operations are dependent on information technology systems; disruptions in those systems or increased costs relating to their implementation could have an adverse impact on our results of operations.

Our operations are dependent upon the integrity, security and consistent operation of various systems and data centers, including the point-of-sale systems in the stores, our Internet website, data centers that process transactions, communication systems and various software applications used throughout the Company to track inventory flow, process transactions, generate performance and financial reports and administer payroll and benefit plans.

Beginning in fiscal 2013, we have implemented several products from third party vendors to simplify our processes and reduce our use of customized existing legacy systems and expect to place additional applications into operation in the future. Implementing new systems carries substantial risk, including implementation delays, cost overruns, disruption of operations, potential loss of data or information, lower customer satisfaction resulting in lost customers or sales, inability to deliver merchandise to our stores or our customers, the potential inability to meet reporting requirements and unintentional security vulnerabilities. There can be no assurances that we will successfully launch the new systems as planned, that the new systems will perform as expected or that the new systems will be implemented without disruptions to our operations, any of which may cause critical information upon which we rely to be delayed, unreliable, corrupted, insufficient or inaccessible.

We also outsource various information technology functions to third party service providers and may outsource other functions in the future. We rely on those third party service providers to provide services on a timely and effective basis and their failure to perform as expected or as required by contract could result in disruptions and costs to our operations.

Our vendors are also highly dependent on the use of information technology systems. Major disruptions in their information technology systems could result in their inability to communicate with us or otherwise to process our transactions or information, their inability to perform required functions, or in the loss or corruption of our information, any and all of which could result in disruptions to our operations. Our vendors are responsible for having safeguards and procedures in place to protect the confidentiality, integrity and security of our information, and to protect our information and systems against unauthorized access, disclosure or acquisition. Any failure in their systems to operate or in their ability to protect our information or systems could have a material adverse impact on our business and results of operations.

Changes in our credit ratings may limit our access to capital markets and adversely affect our liquidity.

The credit rating agencies periodically review our capital structure and the quality and stability of our earnings, as a result of which we have experienced multiple corporate credit ratings downgrades. These downgrades, and any future downgrades, to our long-term credit ratings could result in reduced access to the credit and capital markets and higher interest costs on future financings. The future availability of financing will depend on a variety of factors, such as economic and market conditions, the availability of credit and our credit ratings, as well as the possibility that lenders could develop a negative perception of us. There is no assurance that we will be able to obtain additional financing, on favorable terms or at all.

Our profitability depends on our ability to source merchandise and deliver it to our customers in a timely and cost-effective manner.

Our merchandise is sourced from a wide variety of suppliers, and our business depends on being able to find qualified suppliers and access products in a timely and efficient manner. Inflationary pressures on commodity prices and other input costs could increase our cost of goods, and an inability to pass such cost increases on to our customers or a change in our merchandise mix as a result of such cost increases could have an adverse impact on our profitability. Additionally, the impact of economic conditions on our suppliers cannot be predicted and our suppliers may be unable to access financing or become insolvent and thus become unable to supply us with products.

Our arrangements with our suppliers and vendors may be impacted by our financial results or financial position.

Substantially all of our merchandise suppliers and vendors sell to us on open account purchase terms. There is a risk that our key suppliers and vendors could respond to any actual or apparent decrease in or any concern with our financial results or liquidity by requiring or conditioning their sale of merchandise to us on more stringent or more costly payment terms, such as by requiring standby letters of credit, earlier or advance payment of invoices, payment upon delivery or other assurances or credit support or by choosing not to sell merchandise to us on a timely basis or at all. Our arrangements with our suppliers and vendors may also be impacted by media reports regarding our financial position. Our need for additional liquidity could significantly increase and our supply of merchandise could be materially disrupted if a significant portion of our key suppliers and vendors took one or more of the actions described above, which could have a material adverse effect on our sales, customer satisfaction, cash flows, liquidity and financial position.

Our senior secured real estate term loan credit facility is secured by certain of our real property and substantially all of our personal property, and such property may be subject to foreclosure or other remedies in the event of our default. In addition, the real estate term loan credit facility contains provisions that could restrict our operations and our ability to obtain additional financing.

In May 2013, we entered into a $2.25 billion senior secured term loan credit facility that is secured by mortgages on certain real property of the Company, in addition to liens on substantially all personal property of the Company, subject to certain exclusions set forth in the credit and security agreement governing the term loan credit facility and related security documents.

The real property subject to mortgages under the term loan credit facility includes our headquarters, distribution centers and certain of our stores.

The credit and guaranty agreement governing the term loan credit facility contains operating restrictions which may impact our future alternatives by limiting, without lender consent, our ability to borrow additional funds, execute certain equity financings or enter into dispositions or other liquidity enhancing or strategic transactions regarding certain of our assets, including our real property. Our ability to obtain additional or other financing or to dispose of certain assets could also be negatively impacted because a substantial portion of our owned assets have been pledged as collateral for repayment of our indebtedness under the term loan credit facility.

If an event of default occurs and is continuing, our outstanding obligations under the term loan credit facility could be declared immediately due and payable or the lenders could foreclose on or exercise other remedies with respect to the assets securing the term loan credit facility, including our headquarters, distribution centers and certain of our stores. If an event of default occurs, there is no assurance that we would have the cash resources available to repay such accelerated obligations or refinance such indebtedness on commercially reasonable terms, or at all. The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our senior secured asset-based revolving credit and term loan facility limits our borrowing capacity to the value of certain of our assets. In addition, our senior secured asset-based revolving credit and term loan facility is secured by certain of our personal property, and lenders may exercise remedies against the collateral in the event of our default.

In June 2014, we entered into a new $2.35 billion senior secured asset-based revolving credit and term loan facility. Our borrowing capacity under our revolving credit facility varies according to the Company’s inventory levels, accounts receivable and credit card receivables, net of certain reserves. In the event of any material decrease in the amount of or appraised value of these assets, our borrowing capacity would similarly decrease, which could adversely impact our business and liquidity.

Our revolving credit facility contains customary affirmative and negative covenants and certain restrictions on operations become applicable if our availability falls below certain thresholds. These covenants could impose significant operating and financial limitations and restrictions on us, including restrictions on our ability to enter into particular transactions and to engage in other actions that we may believe are advisable or necessary for our business.

Our obligations under the revolving credit facility are secured by liens with respect to inventory, accounts receivable, deposit accounts and certain related collateral. In the event of a default that is not cured or waived within any applicable cure periods, the lenders’ commitment to extend further credit under our revolving credit facility could be terminated, our outstanding obligations could become immediately due and payable, outstanding letters of credit may be required to be cash collateralized and remedies may be exercised against the collateral, which generally consists of the Company’s inventory, accounts receivable and deposit accounts and cash credited thereto. If we are unable to borrow under our revolving credit facility, we may not have the necessary cash resources for our operations and, if any event of default occurs, there is no assurance that we would have the cash resources available to repay such accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or cash collateralize our letters of credit, which would have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our level of indebtedness may adversely affect our business and results of operations and may require the use of our available cash resources to meet repayment obligations, which could reduce the cash available for other purposes.

As of August 2, 2014, we have $5.425 billion in total indebtedness and we are highly leveraged. Our level of indebtedness may limit our ability to obtain additional financing, if needed, to fund additional projects, working capital requirements, capital expenditures, debt service, and other general corporate or other obligations, as well as increase the risks to our business associated with general adverse economic and industry conditions. Our level of indebtedness may also place us at a competitive disadvantage to our competitors that are not as highly leveraged.

We are required to make quarterly repayments in a principal amount equal to $5.625 million during the five-year term of the real estate term loan credit facility, subject to certain reductions for mandatory and optional prepayments, and quarterly repayments in a principal amount equal to $1.25 million during the five-year term of the senior secured asset-based revolving credit and term loan facility.

In addition, we are required to make prepayments of the real estate term loan credit facility with the proceeds of certain asset sales, insurance proceeds and excess cash flow, and prepayments of the asset-based revolving credit and term loan facility with excess cash flow, which will reduce the cash available for other purposes, including capital expenditures for store improvements, and could impact our ability to reinvest in other areas of our business.

We cannot assure that our internal and external sources of liquidity will at all times be sufficient for our cash requirements.

We must have sufficient sources of liquidity to fund our working capital requirements, capital improvement plans, service our outstanding indebtedness and finance investment opportunities. The principal sources of our liquidity are funds generated from operating activities, available cash and cash equivalents, borrowings under our credit facilities, other debt financings, equity financings and sales of non-operating assets. We have sold a substantial amount of non-operating assets over the past two years. We expect our ability to generate cash through the sale of non-operating assets to diminish as the size of our portfolio of non-operating assets decreases. In addition, our recent operating losses have limited our capital resources. Our ability to achieve our business and cash flow plans is based on a number of assumptions which involve significant judgments and estimates of future performance, borrowing capacity and credit availability, which cannot at all times be assured. Accordingly, we cannot assure that cash flows from operations and other internal and external sources of liquidity will at all times be sufficient for our cash requirements. If necessary, we may need to consider actions and steps to improve our cash position and mitigate any potential liquidity shortfall, such as modifying our business plan, pursuing additional financing to the extent available, reducing capital expenditures, pursuing and evaluating other alternatives and opportunities to obtain additional sources of liquidity and other potential actions to reduce costs. We cannot assure that any of these actions would be successful, sufficient or available on favorable terms. Any inability to generate or obtain sufficient levels of liquidity to meet our cash requirements at the level and times needed could have a material adverse impact on our business and financial position.

Our ability to obtain any additional financing or any refinancing of our debt, if needed at any time, depends upon many factors, including our existing level of indebtedness and restrictions in our debt facilities, historical business performance, financial projections, prospects and creditworthiness and external economic conditions and general liquidity in the credit and capital markets. Any additional debt, equity or equity-linked financing may require modification of our existing debt agreements, which we cannot assure would be obtainable. Any additional financing or refinancing could also be extended only at higher costs and require us to satisfy more restrictive covenants, which could further limit or restrict our business and results of operations, or be dilutive to our stockholders.

Operating results and cash flows may cause us to incur asset impairment charges.

Long-lived assets, primarily property and equipment, are reviewed at the store level at least annually for impairment, or whenever changes in circumstances indicate that a full recovery of net asset values through future cash flows is in question. We also assess the recoverability of indefinite-lived intangible assets at least annually or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. Our impairment review requires us to make estimates and projections regarding, but not limited to, sales, operating profit and future cash flows. If our operating performance reflects a sustained decline, we may be exposed to significant asset impairment charges in future periods, which could be material to our results of operations.

We are subject to risks associated with importing merchandise from foreign countries.

A substantial portion of our merchandise is sourced by our vendors and by us outside of the United States. All of our suppliers must comply with our supplier legal compliance program and applicable laws, including consumer and product safety laws. Although we diversify our sourcing and production by country and supplier, the failure of a supplier to produce and deliver our goods on time, to meet our quality standards and adhere to our product safety requirements or to meet the requirements of our supplier compliance program or applicable laws, or our inability to flow merchandise to our stores or through the Internet channel in the right quantities at the right time could adversely affect our profitability and could result in damage to our reputation.

Although we have implemented policies and procedures designed to facilitate compliance with laws and regulations relating to doing business in foreign markets and importing merchandise from abroad, there can be no assurance that suppliers and other third parties with whom we do business will not violate such laws and regulations or our policies, which could subject us to liability and could adversely affect our results of operations.

We are subject to the various risks of importing merchandise from abroad and purchasing product made in foreign countries, such as:

•	potential disruptions in manufacturing, logistics and supply;

•	changes in duties, tariffs, quotas and voluntary export restrictions on imported merchandise;

•	strikes and other events affecting delivery;

•	consumer perceptions of the safety of imported merchandise;

•	product compliance with laws and regulations of the destination country;

•	product liability claims from customers or penalties from government agencies relating to products that are recalled, defective or otherwise noncompliant or alleged to be harmful;

•

concerns about human rights, working conditions and other labor rights and conditions and environmental impact in foreign countries where merchandise is produced and raw materials or components are sourced, and changing labor, environmental and other laws in these countries;

•	local business practice and political issues that may result in adverse publicity or threatened or actual adverse consumer actions, including boycotts;

•	compliance with laws and regulations concerning ethical business practices, such as the U.S. Foreign Corrupt Practices Act; and

•	economic, political or other problems in countries from or through which merchandise is imported.

Political or financial instability, trade restrictions, tariffs, currency exchange rates, labor conditions, transport capacity and costs, systems issues, problems in third party distribution and warehousing and other interruptions of the supply chain, compliance with U.S. and foreign laws and regulations and other factors relating to international trade and imported merchandise beyond our control could affect the availability and the price of our inventory. These risks and other factors relating to foreign trade could subject us to liability or hinder our ability to access suitable merchandise on acceptable terms, which could adversely impact our results of operations.

Our growth and profitability depend on the levels of consumer confidence and spending.

Our results of operations are sensitive to changes in overall economic and political conditions that impact consumer spending, including discretionary spending. Many economic factors outside of our control, including the housing market, interest rates, recession, inflation and deflation, energy costs and availability, consumer credit availability and terms, consumer debt levels, tax rates and policy, and unemployment trends influence consumer confidence and spending. The domestic and international political situation and actions also affect consumer confidence and spending. In particular, the moderate income consumer, which is our core customer, has been under economic pressure for the past several years, and may have less disposable income for items such as apparel and home goods. Additional events that could impact our performance include pandemics, terrorist threats and activities, worldwide military and domestic disturbances and conflicts, political instability and civil unrest. Declines in the level of consumer spending could adversely affect our growth and profitability.

Our business is seasonal, which impacts our results of operations.

Our annual earnings and cash flows depend to a great extent on the results of operations for the last quarter of our fiscal year, which includes the holiday season. Our fiscal fourth-quarter results may fluctuate significantly, based on many factors, including holiday spending patterns and weather conditions. This seasonality causes our operating results to vary considerably from quarter to quarter.

Our profitability may be impacted by weather conditions.

Our merchandise assortments reflect assumptions regarding expected weather patterns and our profitability depends on our ability to timely deliver seasonally appropriate inventory. Unseasonable or unexpected weather conditions such as warm temperatures during the winter season or prolonged or extreme periods of warm or cold temperatures could render a portion of our inventory incompatible with consumer needs. Extreme weather or natural disasters could also severely hinder our ability to timely deliver seasonally appropriate merchandise, delay capital improvements or cause us to close stores. A reduction in the demand for or supply of our seasonal merchandise could have an adverse effect on our inventory levels, gross margins and results of operations.

Changes in federal, state or local laws and regulations could increase our expenses and adversely affect our results of operations.

Our business is subject to a wide array of laws and regulations. The current political environment, financial reform legislation, the current high level of government intervention and activism, regulatory reform and stockholder activism may result in substantial new regulations and disclosure obligations and/or changes in the interpretation of existing laws and regulations, which may lead to additional compliance costs as well as the diversion of our management’s time and attention from strategic initiatives. If we fail to comply with applicable laws and regulations we could be subject to legal risk, including government enforcement action and class action civil litigation that could disrupt our operations and increase our costs of doing business. Changes in the regulatory environment regarding topics such as privacy and information security, product safety or environmental protection, including regulations in response to concerns regarding climate change, collective bargaining activities and health care mandates, among others, could also cause our compliance costs to increase and adversely affect our business and results of operations.

Legal and regulatory proceedings could have an adverse impact on our results of operations.

We are subject to various legal and regulatory proceedings relating to our business, certain of which may involve jurisdictions with reputations for aggressive application of laws and procedures against corporate defendants. We are impacted by trends in litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws. In addition, litigation risks related to claims that technologies we use infringe intellectual property rights of third parties have been amplified by the increase in third parties whose primary business is to assert such claims. Reserves are established based on our best estimates of our potential liability. However, we cannot accurately predict the ultimate outcome of any such proceedings due to the inherent uncertainties of litigation. Regardless of the outcome or whether the claims are meritorious, legal and regulatory proceedings may require that we devote substantial time and expense to defend the Company. Unfavorable rulings could result in a material adverse impact on our business, financial condition or results of operations.

Significant changes in discount rates, actual investment return on pension assets, and other factors could affect our earnings, equity, and pension contributions in future periods.

Our earnings may be positively or negatively impacted by the amount of income or expense recorded for our qualified pension plan. GAAP requires that income or expense for the plan be calculated at the annual measurement date using actuarial assumptions and calculations. The most significant assumptions relate to the capital markets, interest rates and other economic conditions. Changes in key economic indicators can change the assumptions. Two critical assumptions used to estimate pension income or expense for the year are the expected long-term rate of return on plan assets and the discount rate. In addition, at the measurement date, we must also reflect the funded status of the plan (assets and liabilities) on the balance sheet, which may result in a significant change to equity through a reduction or increase to other comprehensive income. Although GAAP expense and pension contributions are not directly related, the key economic factors that affect GAAP expense would also likely affect the amount of cash we could be required to contribute to the pension plan. Potential pension contributions include both mandatory amounts required under federal law and discretionary contributions to improve a plan’s funded status.

Our stock price has been and may continue to be volatile.

The market price of our common stock has fluctuated substantially and may continue to fluctuate significantly. Future announcements or disclosures concerning us or any of our competitors, our strategic initiatives, our sales and profitability, our financial condition, any quarterly variations in actual or anticipated operating results or comparable sales, any failure to meet analysts’ expectations and sales of large blocks of our common stock, among other factors, could cause the market price of our common stock to fluctuate substantially. In addition, the stock market has experienced price and volume fluctuations that have affected the market price of many retail and other stocks that have often been unrelated or disproportionate to the operating performance of these companies. This volatility could affect the price at which you could sell shares of our common stock.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. The Company and certain of our current and former members of the Board of Directors and executives are defendants in a consolidated class action lawsuit and two related shareholder derivative actions that were filed following our announcement of an issuance of common stock on September 26, 2013. An additional class action complaint regarding the same announcement was also recently filed. Such litigation could result in substantial costs, divert our management’s attention and resources and have an adverse effect on our business, results of operations and financial condition.

The Company’s ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be limited.

The Company has a federal net operating loss (“NOL”) of $2.1 billion. This NOL carryforward (expiring in 2032 and 2033) is available to offset future taxable income.

Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) imposes an annual limitation on the amount of taxable income that may be offset if a corporation experiences an “ownership change” as defined in Section 382 of the Code. An ownership change occurs when the Company’s “five-percent shareholders” (as defined in Section 382 of the Code) collectively increase their ownership in the Company by more than 50 percentage points (by value) over a rolling three-year period. Additionally, various states have similar limitations on the use of state NOLs following an ownership change.

If an ownership change occurs, the amount of the taxable income for any post-change year that may be offset by a pre-change loss is subject to an annual limitation that is cumulative to the extent it is not all utilized in a year. This limitation is derived by multiplying the fair market value of the Company stock as of the ownership change by the applicable federal long-term tax-exempt rate which was 2.94% at September 1, 2014. To the extent that a company has a net unrealized built-in gain at the time of an ownership change, which is realized or deemed recognized during the five-year period following the ownership change, there is an increase in the annual limitation for each of the first five-years that is cumulative to the extent it is not all utilized in a year.

The Company has an ongoing study of the rolling three-year testing periods. Based upon the elections the Company currently plans to make in filing its tax return and the information that has been filed with the Securities and Exchange Commission as of February 15, 2014, the Company has not had a Section 382 ownership change through February 1, 2014.

If the Company were to make certain alternative elections, an ownership change could be established as occurring on September 26, 2013 when the Company’s trading value would have been approximately $2.3 billion before adjustment for the value of any control premium. Under section 382 of the Code, as of September 26, 2013 the annual NOL limitations and built-in gain adjustments that would apply through the respective NOL and credit carryforward periods would total approximately $2.3 billion, and would exceed the total of the tax loss carryforwards (including carryover credits on a loss equated basis) recognizable as of September 26, 2013. Certain foreign tax credit carryforwards and unused charitable contribution tax benefits totaling $23 million would be written-off against the valuation allowance in a September 26, 2013 ownership change scenario due to their shorter carryforward periods.

Effective October 22, 2013, the Internal Revenue Service made final certain proposed regulations under Section 382. These regulations are generally more taxpayer favorable as to measuring the impact of an ownership shift and allow a corporate taxpayer to apply the new regulations to prior testing dates as long as an ownership change had not occurred under the old regulations in any testing period ending on or before October 22, 2013. The Company has revised its ongoing study of the rolling three-year testing periods so that all ownership shifts are determined under the new regulations.

Avoiding an initial ownership shift by staying under a cumulative 50 percentage point shift in the rolling three year testing periods is preferable to being subject to the Section 382 NOL limitations. If an ownership change is encountered at some point, it is generally preferable that it be at a time when the value of the company and built-in gains to be recognized are such that the Section 382 limitations are at their highest levels as compared to the NOL and credit carryforwards. Losses incurred after an ownership change are not subject to limitation except where there is a new cumulative 50 percentage point change under the rolling three year testing periods. The Company plans to continue its analysis of the elections available to it in filing its federal income tax return and the impact of the new regulations.

If an ownership change should occur in the future, the Company’s ability to use the NOL to offset future taxable income will be subject to an annual limitation and will depend on the amount of taxable income generated by the Company in future periods. There is no assurance that the Company will be able to fully utilize the NOL and the Company could be required to record an additional valuation allowance related to the amount of the NOL that may not be realized, which could impact the Company’s result of operations.

We believe that these NOL carryforwards are a valuable asset for us. Consequently, we have a stockholder rights plan in place, which was approved by the Company’s stockholders, to protect our NOLs during the effective period of the rights plan. Although the rights plan is intended to reduce the likelihood of an “ownership change” that could adversely affect us, there is no assurance that the restrictions on transferability in the rights plan will prevent all transfers that could result in such an “ownership change”.

The rights plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the Company or a large block of our common stock. A third party that acquires 4.9% or more of our common stock could suffer substantial dilution of its ownership interest under the terms of the rights plan through the issuance of common stock or common stock equivalents to all stockholders other than the acquiring person.

The foregoing provisions may adversely affect the marketability of our common stock by discouraging potential investors from acquiring our stock. In addition, these provisions could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, or impede an attempt to acquire a significant or controlling interest in us, even if such events might be beneficial to us and our stockholders.

Risks related to the notes

The notes will mature after a substantial portion of our other indebtedness.

The notes will mature on October 1, 2019. A substantial portion of our existing indebtedness (including under our senior secured credit facilities and certain of our existing notes) will mature prior to such date. See

“Capitalization.” Consequently, prior to the maturity of the notes, we will need to repay, refinance, replace or otherwise extend the maturity of such existing indebtednes when it becomes due. Our ability to so repay, refinance, replace or extend will be dependent on, among other things, business conditions, our financial performance and the general condition of the financial markets. If a financial disruption were to occur at the time that we are required to repay indebtedness outstanding under our existing indebtedness, we could be forced to undertake alternate financings, negotiate for an extension of the maturity of our existing indebtedness or sell assets and delay capital expenditures in order to generate proceeds that could be used to repay such existing indebtedness. We cannot assure you that we will be able to consummate any such transaction on terms that are commercially reasonable, on terms acceptable to us or at all. Our failure to repay, refinance, replace or otherwise extend the maturity of our existing indebtednes when it becomes due could result in an event of default under our senior secured credit facilities, the indenture governing our existing notes and the indenture governing the notes, which could lead to an acceleration or repayment of substantially all of our outstanding debt.

The indenture does not restrict our ability to issue additional notes or incur other indebtedness.

We will be able to incur substantial additional indebtedness in the future. The incurrence of additional indebtedness by us may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a possible loss in the trading value of the notes and a risk that the credit rating on the notes may be lowered or withdrawn. As of August 2, 2014, after giving effect to this offering and our intended use of the net proceeds of this offering (based on the assumptions set forth under “Capitalization”), we would have had an aggregate of $5,525 million of indebtedness outstanding, including indebtedness under the notes offered hereby, our existing notes, our senior secured credit facilities and our capital leases and note payable, and approximately $1,050 million was available for additional borrowings under our revolving credit facility, subject to customary borrowing conditions including borrowing base availability.

Under the terms of the indenture, we may, from time to time, without the consent of the holders of the notes, create and issue additional notes of the same series as the notes offered hereby or debt securities of a different series under the indenture in an unlimited aggregate principal amount. Any additional notes would, and any other debt securities issued may, rank equally in right of payment with the notes offered in this offering. Any additional notes issued under the indenture would have substantially the same terms as the notes being offered in this offering (except the issue date, the public offering price and, if applicable, the initial interest payment date) and would be consolidated, and form a single series, with the notes being offered in this offering.

The notes are unsecured and therefore will be effectively subordinated to our secured indebtedness.

The notes will be our unsecured general obligations, ranking equally with our other unsecured and unsubordinated indebtedness, but will be effectively subordinated to our secured indebtedness to the extent of the value of the assets constituting that indebtedness (except in the limited circumstances in which the notes are required to be equally and ratably secured as provided under “Description of notes—Certain covenants—Limitation on liens”). As of August 2, 2014, after giving effect to this offering and our intended use of the net proceeds of this offering (based on the assumptions set forth under “Capitalization”), we would have had an aggregate of $2,723 million of unsecured and unsubordinated indebtedness (consisting of the notes offered in this offering and our existing notes) and an aggregate of $2,802 million of secured indebtedness outstanding (consisting of borrowings under our senior secured credit facilities and our capital leases and note payable), and we estimate that approximately $1,050 million was available for additional borrowings under our revolving credit facility, subject to customary borrowing conditions including borrowing base availability. Our senior secured credit facilities, in the aggregate, are secured by liens on substantially all of our assets. The indenture governing the notes will permit us and our subsidiaries to incur additional secured indebtedness under specified circumstances without having to equally or ratably secure the notes.

If any of our assets are distributed or paid in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness may assert rights against any assets securing such indebtedness in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness (including holders of our existing notes) that ranks equally in right of payment with the notes, and potentially with all our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. This may have the effect of reducing the amount of proceeds paid to you. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

The indenture will only provide limited protection against other significant corporate events and other actions we may take that could adversely impact your investment in the notes.

The indenture will not restrict our ability to engage in, or to otherwise be a party to, a variety of other corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes. The covenants contained in the indenture and the notes would not necessarily afford holders of the notes protection in the event of a highly leveraged or other transaction involving us that may adversely affect such holders, including by increasing the amount of our indebtedness outstanding at such time or otherwise affecting our capital structure or credit ratings on the notes. In addition, the covenants in the indenture restricting the creation of liens and sale and lease-back transactions apply only to principal properties (as defined in the indenture) of JCP and those subsidiaries that JCP designates as “restricted subsidiaries.” None of its subsidiaries are currently restricted subsidiaries. Furthermore, the covenants in the indenture are subject to a number of important exceptions, limitations and qualifications that are described under “Description of notes—Certain covenants.”

We may not be able to purchase the notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement), we will be required to offer to repurchase each holder’s notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to but not including the date of repurchase. The source of funds that will be required to repurchase notes in the event of a Change of Control Triggering Event will be our available cash or cash generated from our operations or other potential sources, including borrowings. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Triggering Event to make required repurchases of any notes tendered. The terms of some of our existing notes contain a provision similar to the one set forth above requiring us to repurchase such existing notes upon the occurrence of a Change of Control Triggering Event. Our senior secured credit facilities provide that certain change in control events as defined therein (including a Change of Control under the notes and our existing notes, if a certain aggregate principal amount is outstanding) constitute an event of default under our senior secured credit facilities, entitling lenders to accelerate any indebtedness outstanding under the facilities at that time and to terminate the facilities. Any future debt agreements that we may enter into may have similar provisions as our existing notes or our senior secured credit facilities. It is possible that we will not have sufficient funds at the time of the Change of Control Triggering Event to repurchase any notes tendered in a Change of Control Offer or to repurchase or repay our other indebtedness.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

An active trading market may not develop for the notes, and you may not be able to resell the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot assure you that an active or stable trading market will develop for the notes. In addition, even if a trading market develops, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

The Co-Obligor has no material assets other than its investment in JCP and is not subject to the restrictive covenants in the indenture.

J. C. Penney Company, Inc. is a co-obligor on the notes and is liable, jointly and severally with JCP, for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the notes. The notes are not guaranteed, and are not required to be guaranteed, by any of our subsidiaries. However, the Co-Obligor has no material assets other than its investment in JCP. As a result, the co-obligation of the Co-Obligor provides little, if any, additional credit support for the notes. The Co-Obligor also is not subject to the restrictive covenants in the indenture governing the notes, and transactions undertaken by the Co-Obligor could have a material adverse effect on the ability of the Co-Obligor to make payments in respect of its co-obligation on the notes.

The notes will be structurally subordinated to the debt and other liabilities of JCP’s subsidiaries and any future subsidiaries we may form or acquire.

The notes are obligations exclusively of JCP and the Co-Obligor. None of JCP’s existing subsidiaries, nor any subsidiaries that may be formed or acquired by us in the future, will guarantee our obligations under, or have any obligation to pay amounts due on, the notes. As a result, the notes will be “structurally subordinated” to all existing and future debt, trade creditors, and other liabilities of JCP’s existing subsidiaries and any subsidiaries that we may form or acquire in the future. Our rights, and hence your rights as a holder of notes, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. Even if we were recognized as a creditor, our claims would still be effectively subordinated to any security interests in or other liens on the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. With the exception of intercompany indebtedness and trade payables, as of August 2, 2014, JCP’s subsidiaries had no indebtedness outstanding. The indentures does not limit our subsidiaries’ ability to incur debt.

Use of proceeds

Our net proceeds from the sale of notes in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, are estimated to be approximately $392,000,000.

We intend to use the net proceeds from this offering to pay the tender consideration and related transaction fees and expenses for our cash tender offers as described under “Summary—Recent developments—Tender offers for existing securities due 2015, 2016 and 2017.” We intend to use any remaining net proceeds for general corporate purposes, which may include further purchasing or otherwise retiring a portion of our existing notes. The interest rate and maturity date of the Tender Securities are set forth under “Capitalization.”

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of August 2, 2014 on an actual basis and as adjusted to reflect the receipt of the estimated net proceeds from the sale of notes in this offering (after deducting the underwriting discounts and commissions and estimated fees and expenses) and our intended use of the net proceeds of this offering, assuming the Maximum Tender Amount of the Tender Securities are tendered and accepted for purchase in the Tender Offers. You should read this table in conjunction with the “Use of proceeds” section above and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

(in millions)	Actual	As adjusted
Cash and cash equivalents(1)	$1,036	$1,101

Long-term debt (including current portion):
Existing notes(2)
5.65% Senior Notes due June 1, 2020	$400	$400
5.75% Senior Notes due February 15, 2018	300	300
6.375% Senior Notes due October 15, 2036	400	400
6.9% Notes due August 15, 2026	2	2
7.125% Debentures due November 15, 2023	10	10
7.4% Debentures due April 1, 2037	326	326
7.625% Notes due March 1, 2097	500	500
Tender Securities(3)	685	385

Total existing notes	2,623	2,323

Senior secured credit facilities
Revolving credit facility(4)	—	—
2013 term loan facility	2,228	2,228
2014 term loan facility	500	500

Total senior secured credit facilities	2,728	2,728

Notes offered hereby	—	400
Capital leases and note payable	74	74

Total debt	$5,425	$5,525

Total stockholders’ equity	2,600	2,600

Total debt and stockholders’ equity	$8,025	$8,125

(1)	The amount of as adjusted cash and cash equivalents is presented for illustrative purposes only, to give effect to the receipt of the proceeds from the offering of the notes, reduced by estimated fees and expenses of the offering and the tender offers, and premium and accrued interest on Tender Securities, assuming that Tender Securities in an aggregate principal amount equal to the Maximum Tender Amount, and based on an assumed principal amount for each series, are tendered and accepted for purchase in the tender offers. The amount of as adjusted cash and cash equivalents is subject to change based on the actual aggregate principal amount, and the principal amount of each series, of Tender Securities tendered and accepted for purchase in the tender offers as well as actual fees and expenses of the offering and the tender offers.

(2)	The terms of the existing notes are substantially similar to the notes being offered hereby, except that the existing notes are not optionally redeemable.

(3)

These securities, which are subject to our tender offers as described under “Summary—Recent developments—Tender offers for existing securities due 2015, 2016 and 2017,” consist of our 6.875% Medium-Term Notes due October 15, 2015, with an aggregate principal amount of $200 million outstanding, 7.65% Debentures due August 15, 2016, with an aggregate principal amount of $200 million outstanding, and 7.95% Debentures due April 1, 2017, with an aggregate principal amount of $285 million outstanding. The principal amounts of the Tender Securities that may be purchased in the tender offers are subject to the Maximum Tender Amount and, in addition, in the case of the 2017 Debentures, the 2017 Tender Cap. As adjusted Tender Securities assumes that that Tender Securities in an aggregate principal amount equal to the Maximum Tender Amount are tendered and accepted for purchase in the tender offers; to the extent that less than the Maximum Tender Amount are tendered and accepted for purchase in the tender offers, as adjusted Tender Securities, total existing notes and total debt would be higher.

Holders of the Tender Securities are not obligated to tender any Tender Securities to us pursuant to the tender offers. Accordingly, we cannot assure you that any Tender Securities will be purchased in the tender offers or which series will be tendered. In addition, subject to applicable law, we reserve the right to increase or decrease Maximum Tender Amount and/or increase the 2017 Tender Cap. This offering is not conditioned on completion of, or any minimum amount of Tender Securities being tendered in, the tender offers.

(4)	As of August 2, 2014, approximately $1,050 million was available for additional borrowings under our revolving credit facility, subject to customary borrowing conditions including borrowing base availability. Borrowing availability under our revolving facility varies according to a borrowing base calculated based on the loan parties’ levels of inventory, credit card receivables and accounts receivable.

Description of notes

We are offering an aggregate of $400 million of our 8.125% Senior Notes due 2019, which we refer to as the “notes.” Set forth below is a description of the specific terms of the notes. The following statements relating to the notes and the indenture (as described below) are summaries of certain provisions of those documents and are subject to, and qualified in their entirety by reference to, the detailed provisions of the indenture, the form of the notes and any supplemental indenture, officer’s certificate or similar document related to the notes. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”). The following description of the terms of the notes supplements, and to the extent inconsistent therewith replaces, the sections entitled “Description of debt securities” and “Description of guarantees of debt securities” included in the accompanying prospectus. You should read the accompanying prospectus and this prospectus supplement together for a more complete description of the indenture and the notes. In addition, you should also read the indenture, the form of the notes and any supplemental indenture, officer’s certificate or similar document related to the notes because those documents, and not this description or the description in the accompanying prospectus, define your rights as a holder of the notes.

In this “Description of notes” section, when we refer to: (1) “JCP,” we are referring to J. C. Penney Corporation, Inc. and not to any of its subsidiaries, and not to J. C. Penney Company, Inc.; (2) the “Co-Obligor,” we are referring to J. C. Penney Company, Inc. and not to any of its subsidiaries; and (3) “we,” “our” or “us,” JCP and the Co-Obligor, together.

General

The notes will be issued as a new series of debt securities under an indenture dated as of September 15, 2014 among JCP, the Co-Obligor and Wilmington Trust, National Association, as trustee, which we refer to as the “base indenture.” The terms of the notes will include those stated in the base indenture, as well as those stated in the supplemental indenture or officer’s certificate, as applicable, related to the notes (the base indenture, as supplemented by such supplemental indenture or officer’s certificate, as applicable, is referred to as the “indenture”).

JCP and the Co-Obligor are co-obligors on the notes and are each fully and unconditionally liable, jointly and severally, for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the notes. The notes are not guaranteed, and are not required to be guaranteed, by any of our subsidiaries.

We may, from time to time, without the consent of the holders of the notes, create and issue additional debt securities under the indenture (“debt securities”) of the same or a different series in an unlimited aggregate principal amount, which may rank equally in right of payment with the notes offered in this offering. Any additional debt securities of the same series as the notes being offered in this offering (“additional notes”) would be issued under the indenture with substantially the same terms as the notes being offered in this offering (except the issue date, the public offering price and, if applicable, the initial interest accrual date and the initial interest payment date) and would be consolidated, and form a single series, with the notes being offered in this offering; provided that if such additional notes are not fungible with the notes offered in this offering for U.S. federal income tax purposes, or to the extent required by applicable securities laws or regulations or procedures of The Depository Trust Company (“DTC”), such additional notes will have a separate CUSIP number. Unless the context otherwise requires, references herein to “notes” are deemed to include any additional notes actually issued.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

The notes will be issued in fully registered form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will mature on October 1, 2019. The notes will not be subject to mandatory redemption or to any sinking fund.

Ranking

The notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including our existing notes. When we refer in this “Description of notes” section to our existing notes, we mean our currently outstanding debt securities, as follows: 5.65% Senior Notes due June 1, 2020; 5.75% Senior Notes due February 15, 2018; 6.375% Senior Notes due October 15, 2036; 6.875% Medium-Term Notes due October 15, 2015; 6.9% Notes due August 15, 2026; 7.125% Debentures due November 15, 2023; 7.4% Debentures due April 1, 2037; 7.625% Notes due March 1, 2097; 7.65% Debentures due August 15, 2016; and 7.95% Debentures due April 1, 2017. See “Capitalization.” However, the notes will be structurally subordinated to any indebtedness of JCP’s existing subsidiaries and any of our future subsidiaries. The notes also will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including outstanding borrowings under our senior secured credit facilities, except to the extent the notes are required to be equally and ratably secured with the liens securing such other indebtedness as described in the limited circumstances under “—Certain covenants—Limitation on liens” below.

As of August 2, 2014, after giving effect to this offering and our intended use of the net proceeds of this offering (based on the assumptions set forth under “Capitalization”), we would have had an aggregate of $2,723 million of unsecured and unsubordinated indebtedness outstanding (consisting of the notes offered in this offering and our existing notes) and an aggregate of $2,802 million of secured indebtedness outstanding (consisting of borrowings under our senior secured credit facilities and our capital leases and note payable), and we estimate that approximately $1,050 million was available for additional borrowings under our revolving credit facility, subject to customary borrowing conditions including borrowing base availability. With the exception of intercompany indebtedness and trade payables, as of August 2, 2014, JCP’s subsidiaries had no indebtedness outstanding.

The indenture will not limit the amount of other indebtedness that we may incur.

Payment of interest

The notes will bear interest from the date of issuance, at the annual rate of 8.125%. Interest on the notes will be payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2015, to the persons in whose names the notes are registered at the close of business on the immediately preceding March 15 and September 15, respectively. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, any date of repurchase or redemption or the maturity date of the notes is not a business day, then payment of principal and interest will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, repurchase date, redemption date or maturity date, as the case may be, to the date payment is made. The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or other place of payment are authorized or obligated by law or executive order to close.

Payments of principal, premium, if any, and interest to holders of book-entry interests in global notes are expected to be made in accordance with the procedures of DTC and its participants in effect from time to time. See “Book-entry; delivery and form.”

Offer to repurchase upon a Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes in full as described under “—Optional redemption” or we have exercised our right to defease the notes or satisfy and discharge our obligations under the notes prior to maturity as described below, we will be required to make an offer (the “Change of Control Offer”) to each holder of notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of such holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following the date of any Change of Control Triggering Event, or, at our option, prior to any Change of Control Triggering Event but after the public announcement of the Change of Control, we will be required to mail (or in the case of holders of book-entry interests, transmit electronically in accordance with DTC procedures) a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is so mailed or transmitted, pursuant to the procedures required by the indenture and described in such notice. The notice shall state, if so mailed or transmitted prior to the date of consummation of the Change of Control, that the offer to repurchase the notes is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date specified in the notice.

We are required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event repurchase provisions of the indenture and the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event repurchase provisions of the indenture or the notes by virtue of such conflicts and compliance with law.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for purchase all notes or portions of notes properly tendered (and not properly withdrawn) pursuant to the Change of Control Offer;

•

deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered (and not properly withdrawn) and accepted for purchase by us; and

•	deliver or cause to be delivered to the trustee the notes accepted for purchase, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly mail (or in the case of holders of book-entry interests, transmit electronically in accordance with DTC procedures) to each holder of notes properly tendered (and not properly withdrawn) and accepted for purchase by us, the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail to each holder a new note (or in the case of book-entry interests cause to be transferred by book-entry an interest in the applicable global note) equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a minimum principal denomination of $2,000 or an integral multiple of $1,000 in excess thereof.

For purposes of the foregoing, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following:

(1)	any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of either 50% or more of the common stock of the Co-Obligor then outstanding or 50% or more of the voting power of the voting stock of the Co-Obligor then outstanding;

(2)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Co-Obligor or JCP and their respective subsidiaries taken as a whole to one or more Persons other than the Co-Obligor or one of its subsidiaries; or

(3)	the first day on which a majority of the members of the Co-Obligor’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Co-Obligor who (1) was a member of such Board of Directors on the date of the issuance of the notes, or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Co-Obligor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, or any successor thereto.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) under the Securities Exchange Act of 1934, as amended, selected by us as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means:

(1)	if the notes are not rated Investment Grade by any of the Rating Agencies on the first day of the Trigger Period, the notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the notes on the first day of the Trigger Period by each of the Rating Agencies on any date during the Trigger Period;

(2)	if the notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period; or

(3)	if both (A) the notes are rated Investment Grade by at least one, but not each, of the Rating Agencies, and (B) the notes are not rated Investment Grade by the other Rating Agencies, in each case, on the first day of the Trigger Period, then both of the following occur: (i) in the case of each of the Rating Agencies referred to in clause (A), the notes cease to be rated Investment Grade by each such Rating Agency on any date during the Trigger Period, and (ii) in the case of each of the Rating Agencies referred to in clause (B), the notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the notes on the first day of the Trigger Period by each such Rating Agency on any date during the Trigger Period.

If a Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have been downgraded by at least one rating category or have ceased to be rated Investment Grade, as applicable, by such Rating Agency during that Trigger Period.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.

“Trigger Period” means the period commencing on the first public announcement by us of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

We will not be required to make a Change of Control Offer to repurchase the notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us, and such third party purchases all notes properly tendered (and not properly withdrawn) under its offer.

The source of funds that will be required to repurchase notes in the event of a Change of Control Triggering Event will be our available cash or cash generated from our operations or other potential sources, including borrowings. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Triggering Event to make required repurchases of any notes tendered. The terms of some of our existing notes contain a provision similar to the one set forth above requiring us to repurchase such existing notes upon the occurrence of a Change of Control Triggering Event. Our senior secured credit facilities provide that certain change of control events as defined therein (including a Change of Control under the notes and our existing notes, if a certain aggregate principal amount is outstanding) constitute an event of default under our senior secured credit facilities, entitling lenders to accelerate any indebtedness outstanding under the facilities at that time and to terminate the facilities. Any future debt agreements that we may enter into may have similar provisions as our existing notes or our senior secured credit facilities. It is possible that we will not have sufficient funds at the time of the Change of Control Triggering Event to repurchase any notes tendered in a Change of Control Offer or to repurchase or repay our other indebtedness. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a Change of Control Triggering Event.”

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Co-Obligor or JCP and their respective subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder’s notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Co-Obligor or JCP and their respective subsidiaries taken as a whole to another person or group may be uncertain.

Under clause (3) of the definition of Change of Control, a Change of Control will occur when a majority of the Co-Obligor’s Board of Directors are not Continuing Directors. In a decision in connection with a proxy contest, the Delaware Court of Chancery held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors,” provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties owed to the corporation and its stockholders. Therefore, in certain circumstances involving a significant change in the composition of the Co-Obligor’s Board of Directors, including in connection with a proxy contest where the Co-Obligor’s Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors, we may not be required to make a Change of Control Offer.

The Change of Control Triggering Event provision of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and the removal of incumbent management. In the future, we could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.

Optional redemption

The notes are not subject to redemption except as provided in this “—Optional redemption” section. At any time, and from time to time, prior to the maturity date of the notes, we may redeem the notes in whole or in part, at our option, at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average (as determined by the Quotation Agent) of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC, Barclays Capital Inc. and Goldman, Sachs & Co. or their respective affiliates that are primary U.S. government securities dealers, and their respective successors; provided, however, that if the foregoing or their respective affiliates shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer, or (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average (as determined by the Quotation Agent) of the bid and asked prices for the

Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed (or, in the case of book-entry interests, transmitted electronically) at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture as described under “—Defeasance and discharge prior to maturity” and “—Satisfaction and discharge,” respectively. Notice of redemption may, at our option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. Prior to any redemption date, we are required to deposit with the paying agent money sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including. the redemption date, on the notes to be redeemed on such redemption date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the trustee by lot or another method in accordance with DTC procedures.

Certain covenants

Limitation on liens

The indenture provides that JCP will not, and will not permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any notes, bonds, debentures or similar evidences of indebtedness for money borrowed (each, “indebtedness”) which are secured by any mortgage, security interest, pledge or lien (each, a “lien”) of or upon any Principal Property (as defined below), or shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by JCP or any Restricted Subsidiary, whether owned on the issue date of the notes offered hereby or thereafter acquired, without making effective provision, and JCP in each case will make or cause to be made effective provision, whereby the Principal Amount of the notes from time to time outstanding shall be secured by such lien equally and ratably with any and all other indebtedness secured by such lien, so long as such indebtedness shall be so secured; provided, however, that the foregoing restriction shall not apply to indebtedness secured by any of the following:

(1)	liens on any property existing at the time of its acquisition;

(2)	liens on property of a corporation existing at the time such corporation is merged into or consolidated with JCP or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to JCP or a Restricted Subsidiary, provided that such lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by JCP or such Restricted Subsidiary immediately prior thereto;

(3)	liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(4)	liens securing indebtedness of a Restricted Subsidiary to JCP or to another Restricted Subsidiary;

(5)	liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided the commitment of the creditor to extend the credit secured by any such lien shall have been obtained not later than twelve months after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

(6)	liens securing indebtedness payable on demand or not more than one year after the date as of which the determination is made (excluding any indebtedness renewable or extendable at the option of the debtor for a period or periods ending more than one year after the date as of which such determination is made), which indebtedness in accordance with generally accepted accounting practices would be included among current liabilities; or

(7)	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (1) to (6), inclusive, provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by such clauses (1) to (6), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Notwithstanding the provisions of the immediately preceding paragraph, JCP or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by liens which would otherwise be subject to the restrictions of the immediately preceding paragraph in any aggregate amount which, together with all Attributable Debt (as defined below) outstanding pursuant to the second paragraph under “—Limitation on sale and lease-back transactions” below, all Senior Funded Indebtedness (as defined below) issued, assumed or guaranteed by any Restricted Subsidiary and all indebtedness outstanding pursuant to this paragraph, does not exceed 5% of Stockholders’ Equity (as defined below).

JCP may secure indebtedness with liens on assets other than Principal Property including, but not limited to, inventory and receivables.

Limitation on sale and lease-back transactions

The indenture provides that JCP will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (as defined below) with respect to any Principal Property (except for a transaction providing for a lease for a term, including any renewal of such lease, of not more than three years and except for a transaction between JCP and a Restricted Subsidiary or between Restricted Subsidiaries), if the commitment by or on behalf of the purchaser is obtained more than 12 months after the later of (1) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such Principal Property or (2) the placing in operation of such Principal Property or of such Principal Property as so substantially repaired or altered, constructed, developed or substantially improved, unless either:

(1)	JCP or such Restricted Subsidiary would be entitled pursuant to the first paragraph under “—Limitation on liens” described above to issue, assume or guarantee debt secured by a lien on such Principal Property; or

(2)

JCP shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Principal Property at the date of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by the Co-Obligor’s Board of Directors) of the Principal Property so leased to the retirement, within 180 days after the effective date of such Sale and Lease-Back Transaction, of notes or other Senior Funded Indebtedness of JCP or a Restricted Subsidiary; provided, however, that any such retirement of the notes shall be in accordance with the terms and provisions of the indenture and the notes applicable to optional redemption; and provided, further, that the amount to be applied to such retirement of notes or other Senior Funded Indebtedness shall be reduced by an amount equal to the sum of (A) an amount equal to the applicable redemption price with respect to the notes delivered within 180 days after the effective date of such Sale and Lease-Back Transaction to the trustee for retirement and cancellation and (B) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms, of other Senior Funded Indebtedness voluntarily retired by JCP within such 180-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

Notwithstanding the provisions of the immediately preceding paragraph, JCP or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions of the immediately preceding paragraph so as to create an aggregate amount of Attributable Debt which, together with all indebtedness outstanding pursuant to the second paragraph under “—Limitation on liens” above, all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary and all Attributable Debt outstanding pursuant to this paragraph, does not exceed 5% of Stockholders’ Equity.

Waiver of covenants

The indenture provides that the holders of a majority in Principal Amount of the outstanding notes may waive compliance with certain covenants or conditions set forth in the indenture, including those described above under “—Limitation on liens” and “—Limitation on sale and lease-back transactions.”

Consolidation, merger or sale of assets

The indenture provides that JCP will not consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any Person, unless:

(1)	the corporation formed by such consolidation or into which JCP is merged or the Person which acquires by conveyance or transfer JCP’s properties or assets substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the notes and the performance or observance of every covenant of the indenture on JCP’s part to be performed or observed;

(2)	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

(3)	JCP has delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of JCP’s properties and assets substantially as an entirety in accordance with this covenant, the successor corporation formed by such consolidation or into which JCP is merged or to which such conveyance or transfer is made will succeed to, and be substituted for, JCP under the indenture with the same effect as if the successor corporation had been named as JCP in the indenture, and the predecessor shall be released from all obligations and covenants under the indenture and the notes. In the event of any such conveyance or transfer, JCP as the predecessor may be dissolved, wound up and liquidated at any time thereafter.

The covenants contained in the indenture and the notes would not necessarily afford holders of the notes protection in the event of a highly leveraged or other transaction involving JCP that may adversely affect such holders, including by increasing the amount of JCP’s indebtedness outstanding at such time or otherwise affecting JCP’s capital structure or credit ratings on the notes.

Definitions

“Attributable Debt” in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (1) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the highest rate of interest specified by the terms of any series of securities then outstanding under the indenture compounded semiannually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Funded Indebtedness” of a corporation means the principal of (1) all indebtedness created, incurred or assumed by such corporation (including the notes in the case of JCP) which by its terms is not payable on demand and which matures by its terms, or which by its terms such corporation has the right at its option to renew or extend to a date, more than one year after the date of determination, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed, and which is (a) for money borrowed or (b) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (2) any indebtedness of others of the kinds described in the preceding clause (1) for the payment of which such corporation is responsible or liable as guarantor or otherwise and (3) amendments, renewals and refundings of any such indebtedness; provided, however, that such term shall not include any obligations under leases or any guarantees of obligations of others under leases. It is understood that for the purposes of this definition the term “principal” when used at any date with respect to any indebtedness shall mean the amount of principal of such indebtedness that could be declared due and payable on that date pursuant to the terms of such indebtedness.

“Principal Amount” means, when used with respect to any note, the amount of principal thereof that could then be declared due and payable as a result of an event of default with respect to such note.

“Principal Property” means all real property and tangible personal property owned by JCP or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within one of the 50 states of the United States or the District of Columbia, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment; provided, however, that such term shall not include any such property constituting a part of any such store, warehouse or distribution center unless the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds 0.25% of Stockholders’ Equity.

“Restricted Subsidiary” means any subsidiary, as defined in the indenture, of JCP or of a Restricted Subsidiary which JCP designates as a Restricted Subsidiary, which designation shall not have been canceled. Any such designation or cancellation of such designation may be made more than once with respect to any subsidiary; provided, however, that no subsidiary which has previously been a Restricted Subsidiary shall be redesignated as a Restricted Subsidiary if during any period following cancellation of its previous designation as a Restricted Subsidiary, such subsidiary shall have entered into a Sale and Lease-Back Transaction which would have been prohibited under “—Certain covenants—Limitation on sale and lease-back transactions” had it been a Restricted Subsidiary at the time of such transaction. None of JCP’s subsidiaries are currently designated as “Restricted Subsidiaries.”

“Sale and Lease-Back Transaction” of a corporation means any arrangement whereby (1) property has been or is to be sold or transferred by such corporation to any Person with the intention on the part of such corporation of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property and (2) such property is in fact so leased by such corporation.

“Senior Funded Indebtedness”:

(1)	of JCP means any Funded Indebtedness of JCP unless in any instrument or instruments evidencing or securing such Funded Indebtedness or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such Funded Indebtedness, it is provided that such Funded Indebtedness is subordinate in right of payment to the notes (a) in the event of any dissolution or winding-up or total or partial liquidation or reorganization of JCP, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings relative to JCP, (b) in the event that any Subordinated Funded Indebtedness of JCP is declared due and payable before its expressed maturity because of the occurrence of an event of default with respect to such Subordinated Funded Indebtedness and (c) in the event of any default in the payment of principal (including any required prepayments or amortization) of or interest on any Senior Funded Indebtedness of JCP; and

(2)	of a Restricted Subsidiary means any Funded Indebtedness of such Restricted Subsidiary and the aggregate preference on involuntary liquidation of any class of stock of such Restricted Subsidiary ranking, either as to payment of dividends or distribution of assets, prior to any other class of stock of such Restricted Subsidiary.

“Stockholders’ Equity” means the sum, as at the close of a monthly accounting period (selected by JCP) ending within 65 days next preceding the date of determination, of (1) the aggregate of capital, capital stock, capital surplus, capital in excess of par value of stock, reinvested earnings, earned surplus and net income retained for use in the business (however the foregoing may be designated), after deducting the cost of shares of capital stock of JCP held in its treasury, of JCP and consolidated subsidiaries, determined in accordance with generally accepted accounting practices applied on the basis used in reports from time to time to stockholders of the Co-Obligor, plus (b) the amount reflected in such determination as deferred tax effects.

“Subordinated Funded Indebtedness” of JCP means Funded Indebtedness of JCP which is not Senior Funded Indebtedness.

Events of default, notice and waiver

The indenture defines an event of default as any one of the following events:

(1)	default in the payment of any interest upon the notes when the same becomes due and payable, and continuance of such default for a period of 30 days;

(2)	default in payment of principal of (or premium, if any, on) the notes at maturity, except any maturity occurring by reason of a call for redemption;

(3)	default in the performance, or breach, of any other covenant contained in the indenture for the benefit of the holders of the notes and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by holders of at least 25% in Principal Amount of the notes then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; or

(4)	certain events of bankruptcy, insolvency and reorganization with respect to JCP.

The indenture includes a covenant that JCP will deliver to the trustee, within 120 days after the end of JCP’s fiscal year a statement of an officer regarding compliance with the indenture.

If an event of default (other than an event of default specified in clause (4) above) occurs and is continuing then, and in every such case, the trustee or the holders of not less than 25% in Principal Amount of the outstanding notes may declare the principal of and all accrued and unpaid interest, if any, on the outstanding notes to be immediately due and payable, by a notice in writing to us (and to the trustee if given by holders of notes), and upon any such declaration such principal, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. If an event of default specified in clause (4) above occurs and is continuing then, and in every such case, the principal of and all accrued and unpaid interest, if any, on the outstanding notes shall automatically, and without declaration or other action on the part of the trustee or any holder of notes, become immediately due and payable.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in Principal Amount of the notes, by written notice to us and the trustee, may rescind and annul, as to the notes, such declaration and its consequences if: (1) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest on all of the notes, the principal of (and premium, if any, on) the notes which has become due otherwise than by such declaration of acceleration, and interest thereon after the date such principal became due at the rate or rates specified by the terms of the indenture or the notes, to the extent that payment of such interest is legally enforceable, interest upon overdue interest at the rate or rates specified by the terms of the indenture or the notes, and all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and (2) all events of default, other than the non-payment of the principal of the notes which has become due solely by such acceleration, have been cured or waived.

The indenture provides that the trustee will give holders of notes notice of default as and to the extent provided by the TIA, which provides that notice of default must be given within 90 days after the occurrence of such default; provided that, except in the case of default in the payment of principal of (or premium, if any, on) or interest, if any, on the notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the notes. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an event of default.

The holders of a majority in Principal Amount of the outstanding notes may on behalf of the holders of all of the notes waive, as to the notes, any past default under the indenture and its consequences, except a default not theretofore cured (1) in the payment of the principal of (or premium, if any, on) or interest, if any, on the notes, or (2) in respect of a covenant or provision of the indenture which as described under “—Modification of the indenture” below cannot be modified or amended without the consent of each holder of outstanding notes.

The indenture provides that the holders of a majority in outstanding Principal Amount of the notes have the right, subject to certain exceptions, on behalf of the holders of the notes, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

The duties of the trustee are as set forth in the TIA. The trustee is required to exercise in the case of an event of default such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The indenture provides that the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of notes, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No holder of notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default;

•

the holders of not less than 25% in Principal Amount of the outstanding notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in Principal Amount of the outstanding notes.

Modification of the indenture

Except as provided in the next two succeeding paragraphs, we and the trustee, with the consent of the holders of at least 66  2/3% in Principal Amount of the outstanding notes, may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the notes.

Without the consent of each holder of notes that are affected, an amendment may not (with respect to any notes held by a non-consenting holder):

(1)	change the stated maturity of the notes or reduce the principal payable at stated maturity or which could be declared due and payable prior thereto or change any redemption price thereof as described under “—Optional redemption”;

(2)	reduce the rate of interest payable on the notes;

(3)	reduce the percentage in Principal Amount of the notes, the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided in the indenture;

(4)	change any place or the currency of payment of principal of (or premium, if any) or interest, if any, on any note;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to any note on or after the stated maturity thereof (or, in the case of redemption under “—Optional redemption,” on or after the redemption date); or

(6)	modify any of the provisions of this paragraph or the percentage set forth in the immediately preceding paragraph, in the section of the indenture relating to a waiver of past defaults or in the section of the indenture relating to a waiver of certain covenants as described under “—Certain covenants—waiver of covenants” above, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in references to the trustee and concomitant changes in this paragraph or the immediately preceding paragraph or the deletion of this proviso, in accordance with the requirements for appointing a successor trustee.

Without the consent of the holders of the notes, we and the trustee, at any time and from time to time, may enter into one or more supplement indentures for any of the following purposes:

(1)	to evidence the succession of another Person to the Co-Obligor or JCP, and the assumption by any such successor of the covenants and obligations of the Co-Obligor or JCP in the indenture and in the notes;

(2)	to add to the covenants of JCP, for the benefit of the holders of the notes or to surrender any right or power conferred upon JCP in the indenture;

(3)	to cure any ambiguity, to correct or supplement any provision in the indenture or the notes which may be inconsistent with any other provision in the indenture or the notes, or to make any other provisions with respect to matters or questions arising under the indenture or the notes which shall not be inconsistent with the provisions of the indenture or the notes, provided that such action shall not adversely affect the interest of any of the holders of the notes in any material respect;

(4)	to modify, eliminate or add to the provisions of the indenture or the notes to such extent as shall be necessary to effect or maintain the qualification of the indenture under the TIA, or under any similar Federal statute enacted, and to add to the indenture such other provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA or any corresponding provision in any similar Federal statute enacted in the future;

(5)	to provide for the issuance under the indenture of securities in the form only of an entry or entries in the securities register (including all appropriate notification and publication and other provisions), and to provide for exchangeability of such securities with the securities of the same series issued under the indenture;

(6)	to set forth the forms or terms (including, without limitation, additional covenants and changes in or eliminations of covenants previously set forth in the indenture) of any one or more series of debt securities not previously issued;

(7)	to change or eliminate any of the covenants or other provisions of the indenture in respect of one or more series of debt securities, other than the notes;

(8)	to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

(9)	to comply with the rules of any applicable securities depository.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

It shall not be necessary for holders of notes to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such holders shall approve the substance thereof.

Defeasance and discharge prior to maturity

We may elect, at any time, to fully discharge all or any specified portion of our obligations, and we will be deemed to have paid and discharged the entire indebtedness represented by the notes or, at our option, any specified payment obligation and to have satisfied all our other obligations under the notes and the indenture insofar as the notes are concerned (and the trustee, at the expense of JCP, shall execute instruments as reasonably requested by JCP acknowledging the same) (“Defeasance”), subject to the following which will survive until otherwise terminated or discharged under the indenture:

(1)	the rights of holders of outstanding notes to receive, solely from the trust fund referred to below, payments in respect of all or any defeased portion of the principal of and any premium and/or interest on the notes when payments are due;

(2)	our obligations concerning issuing temporary notes, registration of transfer of notes, the replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

(4)	the Defeasance provisions of the indenture.

In order to exercise Defeasance:

(1)	JCP shall have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the trustee to pay and discharge, all or any specific portion of the principal of and any premium and interest on the notes on the respective interest payment date and/or stated maturities, in accordance with the terms of the indenture and the notes;

(2)	JCP shall have advised the trustee in writing of the payment or payments of the notes to which such deposit is to be applied;

(3)	such Defeasance shall not cause the trustee to have a conflicting interest within the meaning of the TIA (assuming all notes are in default within the meaning of the TIA); and

(4)	such Defeasance shall not result in the trust arising from any such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under such Act or exempt from registration thereunder.

Such Defeasance shall be effective on and after the date that the conditions set forth in clauses (1) through (4) above are satisfied.

For U.S. income tax purposes, it is likely that any such Defeasance will be treated as a taxable exchange of the notes for interests in the trust. In that event, a holder will recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the notes and the value of the holder’s interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust. Purchasers of the notes should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Satisfaction and discharge

The indenture will cease to be of further effect (except as to any surviving rights of registration of transfer of notes expressly provided for therein and any rights to receive payments of interest on the notes), and the trustee, on demand of and at our expense, will execute instruments as reasonably requested by us acknowledging satisfaction and discharge of the indenture, when:

(1)	either:

(a)	all notes that have been authenticated and delivered (other than (i) notes which have been destroyed, lost or stolen and which have been replaced or paid and (ii) notes for whose payment money has been either deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust or paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the trustee for cancellation; or

(b)	all notes that have not been so delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of the notice of redemption by the trustee in the name, and at the expense, of us, and we have deposited or caused to be deposited with the trustee, as trust funds in trust for this purpose, (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the trustee to pay and discharge, the entire indebtedness on the notes not delivered to the trustee for cancellation, for principal, premium, if any, and accrued and unpaid interest, if any, to, but not including, the date of such deposit (in the case of notes that have become due and payable) or maturity or redemption, as the case may be; provided that, with respect to any redemption pursuant to “—Optional redemption,” the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Treasury Rate as of the third business date preceding the date of such deposit with the trustee;

(2)	we have paid or caused to be paid all other sums payable by us under the indenture; and

(3)	we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge have been complied with.

Upon compliance with the foregoing, the trustee shall execute such instrument(s) as reasonably requested by us acknowledging the satisfaction and discharge of all of our obligations under the notes, subject to such provisions that shall survive pursuant to terms of the indenture.

No personal liability of directors, officers, employees and stockholders

No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of ours or any successor entity, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Forms and denominations

The notes will be issued as permanent global securities in the name of a nominee of DTC and will be available only in book-entry form except in certain limited circumstances. See “Book-entry; delivery and form.”

Governing law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the trustee

If the trustee becomes a creditor of ours, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Book-entry; delivery and form

Global notes

We will issue the notes in the form of one or more global notes in fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of JCP, the Co-Obligor, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of Direct Participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of Direct Participants, and the records of Direct and Indirect Participants, with respect to interests of persons other than Direct Participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the applicable indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a Direct or Indirect Participant, on the procedures of the Participant through which that holder owns its interest, to exercise any rights of a holder of notes under the applicable indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit Direct Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC. We also expect that payments by Participants to owners of beneficial interests in the global note held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in the names of nominees for such owners. The Participants will be responsible for those payments.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Certificated notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an Event of Default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

United States federal income tax consequences for non-U.S. holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of notes to non-U.S. holders (as defined below) that acquire the notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as broker dealers, insurance companies, expatriates, tax-exempt organizations, persons subject to alternative minimum tax, or persons that are, or hold their notes through, partnerships or other pass-through entities) or to persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment) and does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

This discussion is not intended to be tax advice. Holders should consult their tax advisors as to the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

A “non-U.S. holder” means any beneficial owner of a note (as determined for U.S. federal income tax purposes), other than a partnership or other pass-through entity, that is not a “U.S. holder.” For purposes of this discussion, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a U.S. person.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Non-U.S. holders

Stated interest.    A non-U.S. holder generally will not be subject to U.S. federal income tax on interest paid or accrued on a note if: (1) the interest is not effectively connected with a U.S. trade or business (or, in the case of certain tax treaties, are not attributable to a permanent establishment or fixed base within the United States); and (2) the non-U.S. holder satisfies the following requirements:

(1)	the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

(2)	the non-U.S. holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

(3)	the non-U.S. holder certifies to its non-U.S. status on IRS Form W-8BEN (or other applicable form).

Alternatively, a non-U.S. holder that cannot satisfy the above requirements generally will be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder generally will be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or W-8BEN-E, if applicable).

Disposition.    A non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption or other disposition of a note, unless:

(1)	the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

(2)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Certain withholding rules.    Withholding at a rate of 30% generally will be required in certain circumstances on interest payments in respect of, and, after December 31, 2016, gross proceeds from the sale or other disposition of, notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of, and, after December 31, 2016, gross proceeds from the sale or other disposition of, notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either

(i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Internal Revenue Service. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

Underwriting

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom J.P. Morgan Securities LLC is acting as representative, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$160,000,000
Barclays Capital Inc.	60,000,000
Goldman, Sachs & Co.	60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,000,000
Wells Fargo Securities, LLC	40,000,000
Guggenheim Securities, LLC	10,000,000
HSBC Securities (USA) Inc.	10,000,000
RBS Securities Inc.	10,000,000
Regions Securities LLC	10,000,000

Total	$400,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of .375% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of .25% of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per note	1.75%
Total	$7,000,000

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $1,000,000.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of the notes.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.

Affiliates of J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., RBS Securities Inc. and Regions Securities LLC are lenders under our asset-based senior secured credit facility, and affiliates of J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and Regions Securities LLC are letter of credit issuers under the facility. An affiliate of Wells Fargo Securities, LLC is the administrative agent, revolving agent and swingline lender under the facility, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the term agent under the facility. An affiliate of Goldman, Sachs & Co. is the administrative agent, collateral agent and lender under our senior secured term loan credit facility. J.P. Morgan Securities LLC is serving as dealer manager in our tender offers for the Tender Securities. Certain of the underwriters or their affiliates are holders in the aggregate of less than 5% in aggregate principal amount of the Tender Securities and would receive a portion of the proceeds from this offering to the extent that they tender such Tender Securities, and such Tender Securities are accepted for purchase, in the tender offers.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these initial underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Selling restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore and the notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Where you can find more information

We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically at http://www.sec.gov. Our filings with the SEC are also available without charge from our website at www.jcpenney.com. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at www.jcpenney.com. Our website, and the information contained on it or that can be accessed through it (other than the specified SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus), are not part of this prospectus supplement or the accompanying prospectus.

Incorporation by reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus supplement. Any information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the corresponding information contained in this prospectus supplement.

We specifically are incorporating by reference the following documents (excluding any information furnished and not filed with the SEC, including pursuant to Items 2.02 or 7.01 and any related Item 9.01 exhibits on any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, filed with the SEC on March 21, 2014;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended May 3, 2014, filed with the SEC on June 3, 2014, and August 2, 2014, filed with the SEC on September 8, 2014;

•

our Current Reports on Form 8-K filed with the SEC on February 18, 2014, February 26, 2014 (Item 8.01 only), March 24, 2014, May 19, 2014, June 23, 2014, August 14, 2014 (Item 8.01 only) and September 9, 2014;

•	Part III of our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on March 21, 2014; and

•

any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus supplement until the sale of the notes pursuant to this prospectus supplement is complete.

You may request a free copy of any documents referred to above, orally or in writing, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, Texas 75024

Telephone: (972) 431-5500

Attention: Investor Relations

Legal matters

The validity of the notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of J. C. Penney Company, Inc. and subsidiaries as of February 1, 2014, and February 2, 2013 and for each of the years in the three-year period ended February 1, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of February 1, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

J. C. Penney Company, Inc.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES OF J. C. PENNEY CORPORATION, INC.

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

J. C. Penney Corporation, Inc.

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES OF J. C. PENNEY COMPANY, INC.

WARRANTS

J. C. Penney Company, Inc. (“JCPenney”) and/or J. C. Penney Corporation, Inc., a wholly owned subsidiary of JCPenney (“JCP”), may offer from time to time to sell, in one or more series, any combination of the securities described in this prospectus. JCPenney’s common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “JCP.” On August 23, 2013, the last reported sale price of the shares of our common stock on the NYSE was $13.50.

Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer these securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The principal executive offices of JCPenney and JCP are located at 6501 Legacy Drive, Plano, Texas 75024, and the telephone number for each is (972) 431-1000.

We discuss risk factors relating to our Company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 26, 2013.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that JCPenney and JCP filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, JCPenney and JCP may sell, from time to time, an indeterminate amount of any combination of its securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities JCPenney and JCP may offer, which is not meant to be a complete description of each security. Each time that securities are offered, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of JCPenney and JCP for a specific offering of securities, together with additional information described under “Where You Can Find More Information” on page 2 of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any such prospectus supplement or other offering material. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement and any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge on the Internet at the SEC’s EDGAR website at http://www.sec.gov.

Unless indicated otherwise, as used in this prospectus, the terms “jcpenney,” “we,” “us,” “our,” “ourselves” or the “Company” refer to J. C. Penney Company, Inc., and its consolidated subsidiaries, including J. C. Penney Corporation, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available without charge on the Internet at the SEC’s EDGAR website at http://www.sec.gov or from our website at www.jcp.com. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at www.jcp.com. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	JCPenney’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, filed with the SEC on March 20, 2013;

•	JCPenney’s Definitive Proxy Statement for JCPenney’s 2013 Annual Meeting of Stockholders, filed with the SEC on April 2, 2013, as supplemented on April 12, 2013;

•

JCPenney’s Current Reports on Form 8-K filed with the SEC on February 4, 2013, February 12, 2013, March 20, 2013, April 4, 2013, April 8, 2013 and April 15, 2013, April 29, 2013, April 30, 2013, May 14, 2013, May 20, 2013, May 24, 2013, July 26, 2013, August 1, 2013, August 8, 2013, August 9, 2013, August 13, 2013, August 16, 2013, August 22, 2013 and both of JCPenney’s Current Reports on Form 8-K filed with the SEC on April 18, 2013; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until we sell all of the securities being registered by the registration statement of which this prospectus forms a part.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, Texas 75024

Telephone: (972) 431-5500

Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those risks and uncertainties include, but are not limited to, the success of our transformation, the impact of changes designed to transform our business, competition and promotional activities, changes in merchandise styles and trends, changes in store traffic trends, maintaining an appropriate mix and level of inventory, the implementation of our new store layout, the availability of internal and external sources of liquidity, our failure to retain, attract and motivate our employees, the reduction and restructuring of our workforce, the impact of cost reduction initiatives, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, disruptions in our information technology systems or website, changes in our credit ratings, our failure to source and deliver merchandise in a timely and cost-effective manner, changes in our arrangements with our suppliers and vendors, restrictions under our revolving credit facility, potential asset impairment charges, risks associated with importing merchandise from foreign countries, economic and political conditions that impact consumer confidence and spending, the impact of holiday spending patterns and weather conditions, changes in federal, state or local laws and regulations, legal and regulatory proceedings, significant changes in discount rates, actual investment return on pension assets and other factors related to our qualified pension plan, the influence of our largest stockholders, the volatility of our stock price and our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. The list of factors identified above and in the aforementioned reports is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a prospectus supplement or document incorporated by reference. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

THE COMPANY

J. C. Penney Company, Inc. is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. (“JCP”). JCP was incorporated in Delaware in 1924, and J. C. Penney Company, Inc. was incorporated in Delaware in 2002, when the holding company structure was implemented. The new holding company assumed the name J. C. Penney Company, Inc. (“JCPenney”). The holding company has no independent assets or operations, and no direct subsidiaries other than JCP. Common stock of JCPenney is publicly traded under the symbol “JCP” on the New York Stock Exchange. JCPenney is a co-obligor (or guarantor, as appropriate) regarding the payment of principal and interest on JCP’s outstanding debt securities. The guarantee by JCPenney of certain of JCP’s outstanding debt securities is full and unconditional.

Since our founding by James Cash Penney in 1902, we have grown to be a major retailer, operating 1,104 department stores in 49 states and Puerto Rico as of February 2, 2013. Our business consists of selling merchandise and services to consumers through our department stores and through our Internet website at jcp.com. Department stores and Internet generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores and via the Internet. We sell family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside jcpenney and home furnishings. In addition, our department stores provide our customers with services such as styling salon, optical, portrait photography and custom decorating.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. No shares of our preferred stock were outstanding during the periods indicated in the table below. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods indicated in the table below.

	53 Weeks Ended 2/2/13(1)	52 Weeks Ended 1/28/12(1)	52 Weeks Ended 1/29/11	52 Weeks Ended 1/30/10	52 Weeks Ended 1/31/09
Ratio of earnings to fixed charges	(3.6)	0.3	2.6	2.1	3.5

(1)	Total available income/loss from continuing operations (before income taxes and capitalized interest, but after preferred stock dividend) was not sufficient to cover combined fixed charges and preferred stock for the 53 weeks ended 2/2/13 and the 52 weeks ended 1/28/12 by $1,536 million and $229 million, respectively.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the JCPenney common stock, preferred stock, depositary shares, debt securities, guarantees of JCP debt securities, warrants, stock purchase contracts and stock purchase units that JCPenney may offer and sell from time to time and of the JCP debt securities and warrants that JCP may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

In this section entitled “Description of Capital Stock,” when we refer to the “Company,” “JCPenney,” “we,” “our,” or “us,” we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. JCPenney’s authorized capital stock consisted of 1,250,000,000 shares of common stock of 50¢ par value, of which 220,455,870 shares were issued and outstanding as of August 20, 2013, and 25,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding as of August 20, 2013. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of JCPenney’s Restated Certificate of Incorporation, as amended, referred to in this section as its “Charter,” and its Bylaws, as amended, referred to in this section as its “Bylaws,” and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on how to obtain copies of these documents.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of JCPenney, including the election of directors, subject to voting rights that may be established for shares of preferred stock. Our Charter does not provide for cumulative voting nor are holders of common stock entitled to any preemptive rights to purchase or subscribe for any of our securities. Shares of common stock are neither redeemable nor convertible, and there are no sinking fund provisions relating to these shares.

Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (the “Board”). Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of common stock will share equally in the assets remaining after the Company pays all of its creditors and satisfies all of its obligations to preferred stockholders.

The outstanding shares of common stock are fully paid and nonassessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except for any stockholder approval required by the NYSE.

Computershare Inc. (formerly BNY Mellon Shareowner Services) is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes our Board, without further stockholder action, to provide for the issuance of up to 25,000,000 shares of preferred stock, without par value, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences of each of these series. We may amend our Charter from time to time to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.

The particular terms of any series of preferred stock under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which has been or will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that prospectus supplement covers.

Dividend Rights. The preferred stock will be preferred, to the extent of the preference to which such preferred stock is entitled, over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock, to the extent of the preference to which such preferred stock is entitled, will be entitled to receive dividends when, as and if declared by our Board or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods (unless otherwise set forth in the applicable prospectus supplement). We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable certificate of designations or prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The certificate of designations or applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Rights upon Liquidation. The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable certificate of designations or prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The certificate of designations or applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Conversion, Redemption or Exchange Rights. Except as indicated in the applicable certificate of designations or prospectus supplement, the shares of a series of preferred stock will not be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security.

Voting Rights. Except as indicated in the applicable certificate of designations or prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Preferred Stock Purchase Rights

Preferred stock purchase rights (the “Rights”) are attached to all shares of our common stock outstanding. These Rights are issued under a Rights Agreement, dated August 22, 2013 (the “Rights Agreement”), between the Company and Computershare Inc., as rights agent. Each Right entitles the registered holder to purchase 1/1000th of a share of a newly authorized series of preferred stock of the Company designated Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”) under conditions described in the Rights Agreement. The Rights expire on August 20, 2014, unless such date is extended or the Rights are earlier redeemed or exchanged.

In general terms, the Rights restrict any person or group of affiliated or associated persons (other than the Company, its subsidiaries, or employee benefit plans of the Company or any of its subsidiaries) from acquiring beneficial ownership of 10% or more of the outstanding common stock, or, in the case of any person or group that owned 10% or more of the outstanding common stock on the date of announcement of the Company’s entry into the Rights Agreement, any additional shares of common stock. In addition, any person or group who becomes the owner of 10% or more of the outstanding common stock solely as a result of a reduction in the number of shares outstanding due to any repurchase of shares by the Company would be permitted to acquire up to an additional 1% of the outstanding common stock. An “acquiring person” is any person or group who acquires shares of common stock in violation of these limitations.

The Rights will initially trade with, and will be inseparable from, the common stock. The Rights will not be evidenced by separate certificates until they become exercisable. Each Right will allow its holder to purchase from the Company, once the Rights become exercisable, one one-thousandth of a share of Series C Preferred Stock for $55.00, subject to adjustment in accordance with the terms of the Rights Agreement.

The Rights will separate from the common stock and become exercisable on the earlier of (1) the 10th business day following the first date of a public announcement that a person or group has become an acquiring person; or (2) the 10th business day (or such later date as the Board may determine) following the commencement after the date of the Rights Agreement of a tender offer or exchange offer that, if consummated, would result in that person or group becoming an acquiring person.

If any person or group of affiliated or associated persons becomes an acquiring person, then each Right (other than Rights owned by an acquiring person, its affiliates, associates or certain transferees, which will become void) will entitle the holder to purchase, at the then current exercise price, common stock (or, in certain circumstances, a combination of common stock, other securities, cash or other property) having a value of twice the exercise price of the Right, in effect enabling a purchase at half-price. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable by the Company as described below.

In the event that, at any time following the first date of a public announcement by the Company that a person or group has become an acquiring person, (1) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (2) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock of the Company is changed or exchanged, or (3) fifty percent (50%) or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

After a person or group becomes an acquiring person, but before such person or group owns 50% or more of the outstanding common stock, the Board may exchange the Rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series C Preferred Stock (or of a share of a class or series of the Company preferred stock having equivalent rights, preferences and privileges) for each Right, other than Rights held by the acquiring person.

The Board may redeem all, but not less than all, of the Rights for $0.001 per Right at any time prior to the distribution date. The redemption price may, at the option of the Company, be paid in cash or in shares of common stock or other consideration deemed appropriate by the Board. The redemption price will be adjusted in the event of a stock split or stock dividend with respect to the common stock.

The Board has the right to adjust, among other things, the exercise price, as well as the number of preferred shares issuable, and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the preferred shares or common stock.

The terms of the Rights Agreement may be amended by the Board prior to the distribution date without the consent of the holders of the Rights. The Board may only amend the Rights Agreement after the distribution date for certain limited purposes, such as to cure ambiguity, shorten or lengthen time periods in the Rights Agreement, or other changes that do not adversely affects the holders of the Rights.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually. In a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Our Bylaws provide that in a non-contested election, any nominee for director who is an incumbent director and does not receive a majority of the votes cast “For” his or her election must promptly tender his or her resignation, and the Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Absent a compelling reason for the director to remain on the Board, as determined by the other directors in the exercise of their business judgment, the Board shall accept the resignation. We will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached. In a contested election, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors.

Our Charter and Bylaws also provide that stockholders may only take action at an annual or special meeting of the stockholders and not by written consent of stockholders. The provisions regarding action by written consent require the vote of at least a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class in order to remove or amend them.

These provisions may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Stockholder Proposals and Nominations

Our Bylaws provide that any stockholder may present a nomination for director at an annual meeting of stockholders only if advance notice of such nomination has been delivered to us not less than 90 days prior to the meeting. If an election of directors is to be held at a special meeting of stockholders, notice by the stockholder must be received not later than seven days after the notice of such meeting was given to stockholders. Similarly, any stockholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to us not less than 90 days prior to the meeting. The foregoing notices must describe the proposal to be brought at the meeting or the nominee for director, as applicable, as well as provide personal information regarding the stockholder giving the notice, the number of shares owned by the stockholder, his or her interest in such proposal and, with respect to nominations for director, such information with respect to the nominees as would be required to be included in a proxy statement filed by us with the SEC. In addition, our Bylaws provide that only the Board can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified by the Board in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15 percent or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•

at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Certain Effects of Authorized But Unissued Stock

Our authorized but unissued shares of common stock and preferred stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

The issuance of preferred stock could have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.

We plan to issue additional shares of common stock in connection with our employee benefit plans.

Limitations on Directors’ Liability

Our Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Bylaws provide that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

Forum Selection

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of us;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

•	any action asserting a claim arising pursuant to the Delaware General Corporation Law or our Charter or Bylaws; or

•	any action asserting a claim governed by the internal affairs doctrine of the State of Delaware.

In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our Bylaws provide that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Our Bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision.

DESCRIPTION OF DEPOSITARY SHARES

In this section entitled “Description of Depositary Shares,” when we refer to the “Company,” “we,” “our,” or “us,” we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC by means of a post-effective amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

General

If the Company elects to offer fractional interests in shares of preferred stock, it will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever the Company redeems shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

Amendments

The Company and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

The Company may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

As used in this “Description of Debt Securities” section of the prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that JCPenney and JCP, as applicable, may issue from time to time. JCPenney may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible or non-convertible and which may be guaranteed by JCP. JCP may offer non-convertible secured or unsecured debt securities, which may be senior or subordinated and which will be fully and unconditionally guaranteed by JCPenney. JCP and JCPenney, as co-obligors, may offer non-convertible secured or unsecured debt securities, which may be senior or subordinated. Unless otherwise specified in the applicable prospectus supplement, debt securities of which JCPenney is the issuer will be issued in one or more series under an indenture to be entered into between JCPenney and Wilmington Trust, National Association, as trustee, and to which JCP may become a party as guarantor, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, debt securities of which JCP is the issuer and JCPenney is the guarantor will be issued in one or more series under an indenture to be entered into among JCP, as issuer, JCPenney, as guarantor, and Wilmington Trust, National Association, as trustee, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, debt securities of which JCP and JCPenney are co-obligors will be issued in one or more series under an indenture to be entered into among JCPenney, JCP and Wilmington Trust, National Association, as trustee, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

JCPenney and JCP expect most debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities are issued will be governed by and construed in accordance with the law of the State of New York.

We anticipate appointing Wilmington Trust, National Association as the trustee under the indentures under which any of the JCPenney or JCP debt securities would be issued. JCPenney and JCP, as applicable, anticipate that the respective trustee under the indentures with respect to any series of debt securities will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to such debt securities. Wilmington Trust, National Association is currently the trustee under our existing indenture, dated as of October 1, 1982, by and between JCPenney, JCP and Wilmington Trust, National Association, and our existing indenture, dated as of April 1, 1994, by and between JCPenney, JCP and Wilmington Trust, National Association. Wilmington Trust, National Association and its affiliates may in the future provide trustee, custodial and other services to JCPenney and its subsidiaries, including JCP, in the ordinary course of their respective businesses. There may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities under an indenture, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the applicable indenture.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

This “Description of Guarantees of Debt Securities” section contains a summary description of the guarantees, if any, of JCP and JCPenney debt securities to which this prospectus relates. This summary description is not meant to be a complete description of the guarantees. At the time of an offering and sale of JCP or JCPenney debt securities, this prospectus together with the accompanying prospectus supplement will describe the material terms of the guarantees, if any, of the JCP or JCPenney debt securities being offered.

JCPenney will fully and unconditionally guarantee the debt securities of JCP. The particular terms of JCPenney’s guarantees, if any, of a particular issue of JCP debt securities will be described in the related prospectus supplement. Any guarantees of JCP debt securities will be governed by and construed in accordance with the law of the State of New York.

JCP may fully and unconditionally guarantee the debt securities of JCPenney. The particular terms of JCP’s guarantees, if any, of a particular issue of JCPenney debt securities will be described in the related prospectus supplement. Any guarantees of JCPenney debt securities will be governed by and construed in accordance with the law of the State of New York.

DESCRIPTION OF WARRANTS

General

JCPenney may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock. JCP may issue debt warrants for the purchase of debt securities.

The warrants will be issued under warrant agreements to be entered into between JCPenney and/or JCP, as applicable, and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant are filed as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

In this section entitled “Description of Stock Purchase Contracts and Stock Purchase Units,” when we refer to the “Company,” “we,” or “us,” we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. The Company may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

JCPenney or JCP, as applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereunder.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for the Company by Janet Dhillon, Executive Vice President, General Counsel and Secretary of J. C. Penney Corporation, Inc. As of April 18, 2013, Ms. Dhillon beneficially owned 175,211 shares of J. C. Penney Company, Inc. common stock, 145,580 of which may be acquired through the exercise of employee stock options. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of JCPenney as of February 2, 2013 and January 28, 2012 and for each of the years in the three-year period ended February 2, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of February 2, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$400,000,000

J. C. Penney Corporation, Inc.

Co-Obligation of

J. C. Penney Company, Inc.

8.125% Senior Notes due 2019

Prospectus supplement

J.P. Morgan

Barclays

Goldman, Sachs & Co.

BofA Merrill Lynch

Wells Fargo Securities

Guggenheim Securities

HSBC

RBS

Regions Securities LLC